Exhibit 10.1

DATED THIS 1st DAY OF DECEMBER 2013

Between

DBS TRUSTEE LIMITED
AS TRUSTEE OF MAPLETREE INDUSTRIAL TRUST
as the Landlord

And

KULICKE & SOFFA PTE. LTD.
as the Tenant

LEASE AGREEMENT

WONGPARTNERSHIP LLP
12 Marina Boulevard Level 28
Marina Bay Financial Centre Tower 3
Singapore 018982
Tel: +65 6416 8000
Fax: +65 6532 5711/+65 6532 5722
Email: contactus@wongpartnership.com
Website: www.wongpartnership.com

Exhibit 10.1

Exhibit 10.1

THIS LEASE AGREEMENT is made on 1 December 2013

BETWEEN:

(1) DBS TRUSTEE LIMITED (Registration No. 197502043G) a company incorporated in Singapore with its registered office at 12 Marina Boulevard Marina Bay Financial Centre Tower 3 Singapore 018982 as trustee of Mapletree Industrial Trust (the "Landlord"); and

(2) KULICKE & SOFFA PTE. LTD. (Registration No. 199902120H) a company incorporated in Singapore with its registered office at 6 Serangoon North Avenue 5, #03-16 Serangoon North Industrial Estate, Singapore 554910 (the "Tenant"). (hereinafter individually referred to as the "Party" and collectively referred to as the "Parties")

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.	Definitions

In the terms of this Agreement and in any rules and regulations made hereunder or annexed hereto unless the contrary intention appears:

"the Agreed Sum" shall have the meaning ascribed to it in the Clause 9.21(a);

"A.H.U" shall have the meaning ascribed to it in Paragraph 3(f) of the Second Schedule;

"Adjusted Security Deposit Amount" shall have the meaning ascribed to it in Clause 9.17(a)(vi);

"Agreement" or "Lease" means this Lease Agreement (including the Appendices), and such other letters and documents as the Parties may expressly identify in writing and agree as forming part of this Agreement or Lease';

"Agreement to Develop and Lease" means the Agreement to Develop and Lease dated 7 May 2012 whereby the Landlord agreed to undertake the development of the Building on the Land on the terms thereof;

"Allocated Car Park Lots" has the meaning ascribed to it in Clause 9.13(a)(i);

"Appendices" means the appendices to this Agreement;

"Appointed Valuer" has the meaning ascribed to it in Paragraph 3(a) of the Sixth Schedule;

"Appointed Valuer's Rent Review Date" has the meaning ascribed to it in Paragraph 3(a) of the Sixth Schedule;

"Approvals" means any and/or all relevant permissions, consents, approvals, licences, certificates and permits issued by any of the Authorities;

"Approved Valuer" has the meaning ascribed to it in Paragraph 3(c) of the Sixth Schedule;

"Approved Valuer's Rent Review Date" has the meaning ascribed to it in Paragraph 3(c) of the Sixth Schedule;

"Authorities" means all governmental, quasi-governmental, statutory and regulatory authorities having jurisdiction over the Premises and/or the Tenant and/or the Landlord in connection with the Premises, including any public authority or public service company whose systems are connected with the Premises;

"Balance Premises" shall have the meaning ascribed to it in Clause 9.17(b);

"Bank Guarantee" shall have the meaning ascribed to it in Clause 3.4, the form of which is attached in Appendix 1;

Exhibit 10.1

"Building" means the building erected on the Land and within which the Premises are situated, and the expression "the Building" includes any part thereof;

"Business Day" means a day (other than a Saturday, Sunday or a gazetted public holiday in Singapore) on which commercial banks are open for business in Singapore;

"Common Area" means all those parts of the Land which would usually have formed part of the common property under the Land Titles (Strata) Act (Chapter 158 of Singapore) had the Building been strata subdivided;

"Common Facilities" means the mechanical and electrical services and other services, amenities and facilities on the Land from time to time serving the Building or for common use or benefit;

"Certified Net Lettable Floor Area" means the net lettable area of the Premises as determined by a registered surveyor and certified by such registered surveyor in a certificate, pursuant to Clause 15.2 of the Agreement to Develop and Lease;

"Conducting Media" means drains, sewers, conduits, flues, gutters, gullies, channels, ducts, shafts, watercourses, pipes, cables, wires and mains or any of them;

"Contracted NLA" means 198,134 square feet;

"CSC" means the certificate of statutory completion for the Building issued by the Building and Construction Authority under the Building Control Act (Chapter 29 of Singapore);

"Designated Loading Docks" means the seven loading docks delineated in red in the plan attached hereto and marked Appendix 4 for the purpose of identification;

"Designated Suppliers" shall have the meaning ascribed to it in Clause 5.5(a);

"Deposit" means the sum stated in Item 5 of the Third Schedule and includes any increases thereto;

"First Option Term" has the meaning ascribed to it in Clause 9.14 and refers to the period specified in Item 7A of the Third Schedule and commencing from the expiration of the Term;

"Fitting-Out Consents" has the meaning ascribed to it in Paragraph 2.1 of the Fourth Schedule;

"Fitting-Out Manual" means the booklet as revised, amended or supplemented from time to time, supplied by the Landlord, containing guidelines applicable to the Fitting-Out Works;

"Fitting-Out Period" means such period granted by the Landlord for the Tenant to carry out Fitting-Out Works;

"Fitting-Out Works" means all renovation and fitting out works to be carried out at or to the Premises or to any additional premises, where approvals for these works are granted after the Lease Commencement Date, by the Tenant in connection with the use and enjoyment of the Premises or such additional premises (if any) for the Permitted Use as set out in this Agreement, including but not limited to all the fitting out works to be carried out by the Tenant as specified in the Fitting-Out Manual;

"Gross Rent" means the Rent and the Service Charge;

"Head Lease" means the lease of the Land granted or to be granted by JTC to the Landlord pursuant to and in accordance with the terms of the JTC Lease Documents, and any reference in this Agreement to the Head Lease includes any document which amends, modifies or supplements the Head Lease;

"Head Lessor" means JTC, and includes its assigns and successors-in-title;

"Initial Premises" shall have the meaning ascribed to it in Clause 9.14.

"Interested Parties" shall have the meaning ascribed to it in Clause 9.31(f);

Exhibit 10.1

"JTC" means Jurong Town Corporation, a body corporate incorporated under the Jurong Town Corporation Act and having its head office at The JTC Summit, 8 Jurong Town Hall Road, Singapore 609434;

"JTC Lease Documents" means collectively, (i) the JTC Letter (ii) the Schedule of Building Terms and the form of lease (attached to the Schedule of Building Terms), both referred to in the JTC Letter; and (iii) all other appendices and schedules referred to in (i) and (ii);

"JTC Letter" means the letter of offer issued by JTC to the Landlord in respect of the lease of the Land to the Landlord;

"Key Parameters" means the specifications in respect of the Building set out in Appendix 2;

"Land" means all that piece of land comprised in Lot 17622A Pt Mukim 18 at Serangoon North Avenue 5 (which expression includes any part thereof);

"Landlord" means DBS Trustee Limited as trustee of Mapletree Industrial Trust;

"Landlord's Consultants" means the Landlord's Architects, Structural Engineers, Mechanical and Electrical Engineers, Acoustic Consultants, Landscape Consultant, and/or any other persons and/or firms engaged by the Landlord in respect of the Building or anyone or more of them;

"Landlord’s Offer" shall have the meaning ascribed to it in Clause 9.18(a)(ii);

"Lease Commencement Date" means 1 December 2013;

"Licence" shall have the meaning ascribed to it in Clause 8.8(a);

"Licensed Area" shall have the meaning ascribed to it in Clause 8.8(a);

"Mapletree Industrial Trust" means Mapletree Industrial Trust established in Singapore as a collective investment scheme and constituted by the MIT Trust Deed;

"MIT Trust Deed" means the trust deed dated 29 January 2008 entered into between Mapletree Industrial Fund Management Pte. Ltd. and Mapletree Trustee Pte. Ltd., as amended by (i) a supplemental deed of change of name of the trust deed dated 8 April 2008, (ii) a second supplemental deed dated 17 June 2008, (iii) an amending and restating deed dated 20 May 2009, (iv) a supplemental deed of appointment and retirement of manager dated 27 September 2010, (v) a supplemental deed of appointment and retirement of trustee dated 27 September 2010 and (vi) a second amending and restating deed dated 27 September 2010;

"NLA" means the aggregate net lettable floor area of the Premises measured to include the edge of the slab which forms the external boundary of the space being measured and half the thickness of the internal walls/partitions/glass as well as the areas occupied by all pillars, columns, mullions, internal partitions and projections within the space being measured;

"Offer to Purchase" shall have the meaning ascribed to it in Clause 9.15;

"Option to Renew" shall have the meaning ascribed to it in Clause 9.14;

"Option to Terminate" shall have the meaning ascribed to it in Clause 9.16;

"Option Term" shall have the meaning ascribed to it in Clause 9.14;

"Original Condition" means the state and condition of the Premises including the Landlord's installations therein (as the case may be) as at the date the Tenant took possession of the Premises and includes the concrete raised floor, ceiling boards, standard lighting and sprinklers originally provided by the Landlord;

"Other Premises" shall mean premises in the Building other than the Premises;

"Partial Surrender Rights" shall have the meaning ascribed to it in Clause 9.17;

Exhibit 10.1

"Parties' Rent Review Date" shall have the meaning ascribed to it in Paragraph 2 of the Sixth Schedule;

"Payment Date" shall have the meaning ascribed to it in Clause 2.2;

"Permitted Use" shall have the meaning ascribed to it in Clause 5.14;

"person" shall be deemed to include a corporation;

"Possession Notice" shall have the meaning ascribed to it in Clause 7.6 of the Agreement to Develop and Lease;

"Premises" means premises hereby leased as more particularly described in the First Schedule hereto and includes any part thereof save and except the external walls thereof which shall remain vested in the Landlord;

"Prevailing Market Rent" shall have the meaning ascribed to it in Paragraph 4 of the Sixth Schedule;

"Prohibited Parties" means the parties as set out, or whose activities/operations are described, in Appendix 3, as may be refreshed from time to time in accordance with the provisions of Appendix 3;

"Property" means the whole of the Land including the Building erected thereon ;
"Rent" means the monthly rent specified in Item 3 of the Third Schedule and includes any increases thereto;

"Rent Commencement Month" shall have the meaning ascribed to it in Clause 2.2;

"Rent Free Period" means the rent free period specified in Item 8 of the Third Schedule;

"Replacement Amount" shall have the meaning ascribed to it in Clause 3.1;

"Reserved Premises 1" shall have the meaning ascribed to it in Clause 9.18A(a)(i);

"Reserved Premises 2" shall have the meaning ascribed to it in Clause 9.18A(a)(ii);

"Reserved Premises" shall have the meaning ascribed to it in Clause 9.18A(a)(iii);

"Reserved Premises Option" shall have the meaning ascribed to it in Clause 9.18A(b);

"Reserved Premises Option Fee" shall have the meaning ascribed to it in Clause 9.18A(b);

"restoration works" shall have the meaning ascribed to it in Clause 5.35(b);

"Right of First Refusal" shall have the meaning ascribed to it in Clause 9.18;

"RFR Premises" shall have the meaning ascribed to it in Clause 9.18(a)(i);

"Second Option Term" has the meaning ascribed to it in Clause 9.14 and refers to the period specified in Item 7B of the Third Schedule and commencing from the expiration of the First Option Term;

"Service Charge" means the sum specified in Item 4 of the Third Schedule and includes any increases thereto;

"Sub-Tenant(s)" shall have the meaning ascribed to it in Clause 5.33(c);

"Surrender Premises" has the meaning ascribed to it in Clause 9.17(b);

"Taxes" shall have the meaning ascribed to it in Clause 9.21(a);

"the Tenant" shall include its successors-in-title and permitted assigns and where the context so permits, the expression "the Tenant" shall include the Tenant's Occupiers;

Exhibit 10.1

"Tenant’s Notice" shall have the meaning ascribed to it in Clause 9.18(a)(iii);

"Tenant's Occupiers" means the Tenant's employees, servants, agents, independent contractors, licensees, sub-tenants (if consented to by the Landlord), invitees, customers and any person claiming rights to use, enjoy, visit or be at the Premises expressly or by implication with the Tenant's consent or authority;

"Term" means the period specified in Item 6 of the Third Schedule;

"Utilities Provider" means such utilities provider(s) as may from time to time be appointed by the Tenant (if the Premises are separately metered) or the Landlord (if the Premises are not separately metered) as the case may be, to undertake the supply of water, gas, electricity and/or other utilities to the Premises;

"Year" means each period of twelve (12) calendar months (during the Term) commencing from the Lease Commencement Date and immediately thereafter in succession (during and throughout the Term), each consecutive 12‑month period following the First Year; and

"S$" or "Singapore Dollars" means the lawful currency of Singapore.

Words importing the singular number shall be deemed to include the plural or singular number respectively and words importing the masculine gender only shall include the feminine or neuter and vice versa and words importing persons shall include corporations.

1.2    Headings

Headings of Clauses, paragraphs and schedules have been inserted for ease of reference only and shall not be deemed to form any part of the context nor to be taken into account in the construction or interpretation of any provision herein. References to "Clauses" and "Schedules" are to be construed as references to Clauses of and schedules to this Agreement.

1.3    Schedules and Appendices

The Schedules and Appendices to this Agreement shall be taken, read and construed as parts of this Agreement and the provisions thereof shall have the same force and effect as if expressly set out in this Agreement.

1.4    Statutes

References in this Lease to any statutes or statutory instruments shall include and refer to any statutes or statutory instrument amending, consolidating or replacing them respectively from time to time and for the time being in force.

1.5    Joint and Several Obligations

Where two or more persons are included in the expression "the Tenant" all covenants, agreements, terms, conditions and restrictions shall be binding on them jointly and each of them severally and shall also be binding on their personal representatives and permitted assigns respectively jointly and severally.

1.6    Tenant's Occupiers

In any case where the Tenant is placed under a restriction by reason of the covenants and conditions contained in this Agreement, the restriction shall be deemed to include the obligation on the Tenant not to permit or allow the infringement of the restriction by any of the Tenant's Occupiers.

1.7    References to Landlord

The expression "the Landlord" includes its successors-in-title and assigns.

Exhibit 10.1

2.    DEMISE

2.1	Demise

The Landlord hereby lets and the Tenant hereby takes the Premises together with all the fixtures and fittings therein installed and now belonging to the Landlord and together also with the right for the Tenant and others duly authorised by the Tenant in common with the Landlord and all others so authorised by the Landlord and all others so entitled thereto at all times during the Term for all purposes connected with the use of the Premises but not for any other purposes:

(a)	of ingress to and egress from the Premises in over and along the usual entrances, the lobbies, staircases, landings and passage-ways leading to and from the Premises;

(b)	to use the lifts provided in the Building during the hours stipulated in Item 12 of the Third Schedule;

(c)	to use such lavatory and toilet facilities within the Building as shall be designated from time to time by the Landlord; and

(d)	to enjoy the benefit of the air-conditioning system (where installed) in the Building during the hours stipulated in Item 13 of the Third Schedule,

EXCEPTING AND RESERVING unto the Landlord and all persons authorised by the Landlord the rights specified in the Second Schedule hereto, for the Term yielding and paying monthly in advance therefor without any reduction, counterclaim or set-off the Rent and Service Charge.

2.2 Payment of Rent

The Rent and Service Charge shall be paid by the Tenant monthly in advance, without demand, by GIRO on the first day of each month of the Term after the Rent Commencement Month (each such due date for payment shall hereinafter be called a "Payment Date").

The Tenant shall commence payment to the Landlord of the Rent and Service Charge (or, if applicable, the pro-rated Rent and the pro-rated Service Charge) upon the expiry of three (3) months from the Lease Commencement Date for the period from and including the day falling immediately after such expiry up to and including the last day of the month in which the Rent and Service Charge commenced to be payable (the "Rent Commencement Month").

The Tenant shall pay to the Landlord each subsequent monthly payment of the Rent after the Rent Commencement Month by GIRO by equal monthly payments in advance on each Payment Date, the first of such payments to be made on the first Payment Date immediately falling after the Rent Commencement Month.

3.    DEPOSIT

3.1	Deposit

The Tenant shall within seven (7) days after the issuance of the Possession Notice deposit with the Landlord the sum set out in Item 5 of the Third Schedule. The Deposit shall be held by the Landlord as security for the due performance and observance by the Tenant of all and singular the several stipulations covenants and conditions on the part of the Tenant herein contained and if the Tenant shall fail to perform and observe the said stipulations covenants and conditions and has not commenced the remedy of such breach within fourteen (14) days after receipt of the Landlord’s written notice in that effect (or such shorter period as may be reasonably determined by the Landlord having regard to the extent and nature of the breach), the Landlord shall be entitled (but not obliged) to apply the Deposit or any part thereof towards payment of moneys outstanding or making good any breach by the Tenant or to deduct from the Deposit the loss or expense to the Landlord occasioned by such breach but without prejudice to any other right or remedy which the Landlord may be entitled to. If any part of the Deposit shall be applied or deducted as aforesaid, the Tenant shall within fourteen (14) days of demand by the Landlord furnish to the Landlord in cash or by way of a fresh bank guarantee an amount

Exhibit 10.1

equivalent to the sum so applied and/or deducted from the Deposit ("Replacement Amount") Provided Always that the Tenant is to deposit with the Landlord the Replacement Amount in cash if no bank guarantee is issued for the Replacement Amount in fourteen (14) days. The Landlord shall within thirty (30) days after the Premises have been yielded up to the Landlord in accordance with the provisions of this Lease (or if the restoration works have not been completed in accordance with the provisions of this Agreement, completion of the restoration works) repay the Deposit to the Tenant without interest and subject to any proper deductions made pursuant to this Agreement. No part of the Deposit shall, without the written consent of the Landlord, be set-off by the Tenant against any Rent, Service Charge or other sums owing to the Landlord.

3.2	Increase in Deposit

The Deposit shall throughout the Term be maintained at the level stated in Item 5 of the Third Schedule. If the Rent or Service Charge has been increased in accordance with the provisions of this Agreement then the Deposit shall be increased proportionately and the Tenant shall within fourteen (14) days of demand furnish to the Landlord in cash or by way of a fresh bank guarantee an amount equivalent to the increment in the Deposit.

3.3	Forfeiture of Deposit

Notwithstanding Clause 3.1, the whole of the Deposit may in the Landlord's sole discretion be forfeited to the Landlord if the Tenant goes into liquidation or if a person, is made a bankrupt, or have any order made or resolution passed for its winding-up or shall otherwise become insolvent or make an assignment or arrangement for the benefit of its creditors.

For the avoidance of doubt, it is hereby agreed and declared that the Deposit does not constitute a penalty or liquidated damages and that any forfeiture of the Deposit by the Landlord shall be without prejudice to any other rights or remedies that the Landlord may be entitled to.

3.4	In lieu of a cash security deposit, the Tenant may furnish to the Landlord the Deposit by way of bank guarantee(s) (each, a "Bank guarantee"), in which case the following conditions shall apply:

(a)
the Bank Guarantee shall be irrevocable and unconditional, issued by a commercial bank holding a full banking licence with the Monetary Authority of Singapore acceptable to the Landlord, acting reasonably;

(b)	the Bank Guarantee shall be an "on-demand" bank guarantee in the form in Appendix 1, with such modifications as may be agreed between the Parties; and

(c)
the date of expiry of the Bank Guarantee for the Deposit shall be on the date of expiry of the relevant Year for which such Bank Guarantee is furnished to the Landlord, save that in respect of a Bank Guarantee issued for the last Year of the Term, the Bank Guarantee shall have a claim period of three (3) months (or such shorter period as the Landlord may agree in writing from time to time in its sole discretion) after the date of expiry of the last Year.

3.5	Any Bank Guarantee furnished by the Tenant to the Landlord for any Replacement Amount required under Clause 3.1 shall also comply with the provisions of Clause 3.4.

3.6
The Tenant shall, no later than sixty (60) days (or such shorter period as the Landlord may agree in writing from time to time in its sole discretion) prior to the commencement date of each Year, provide to the Landlord a currently dated fresh Bank Guarantee for the Deposit for each such Year with effective date commencing on the first day of such Year.

3.7
Where the Deposit and/or any Replacement Amount has been furnished by the Tenant by way of bank guarantee(s), the Landlord must return to the Tenant such Bank Guarantees within thirty (30) days after the date of expiry of the claim period under the relevant Bank Guarantees for cancellation.

Exhibit 10.1

4.    FITTING OUT

If the Tenant has been granted approvals before the Lease Commencement Date to carry out Fitting-Out Works on the Premises under the Agreement to Develop and Lease, the provisions thereof shall apply to the exclusion of the Fourth Schedule. Where the Landlord’s approvals for further Fitting-Out Works or for such works in respect of any additional premises are granted after the Lease Commencement Date, the provisions of the Fourth Schedule shall solely govern the carrying out and completion of such works.

5.    TENANT'S COVENANTS

The Tenant hereby covenants with the Landlord as follows:

5.1	Rent and Service Charge

To pay the Rent and Service Charge to the Landlord monthly in advance at the times and in the manner specified in Clause 2.2 without any set-off counterclaim or deduction whatsoever.

5.2	Increase in Service Charge

To pay any increase in Service Charge at a yearly service charge escalation of two per cent (2%) per annum on the preceding year’s Service Charge. In the event that the Tenant requires any air-conditioning services to the Premises to be extended beyond the hours specified in Item 13 of the Third Schedule, the Tenant shall give prior notice to the Landlord of such extension and shall pay all costs and expenses relating to the extension of the services and the Landlord shall extend the air-conditioning services accordingly save in the event of repairs or maintenance works which are required to be carried out to the air-conditioning system and/or any ancillary works which are required to be carried out which will affect the proper operation of the air-conditioning system, or any other reasons beyond the Landlord’s control in which case, the Landlord shall inform the Tenant accordingly. Any extension of the said services shall be subject to the Tenant not being in arrears of any rent or other sums payable under this Agreement for a period exceeding fourteen (14) days.

5.3	Property Tax

To pay on demand any increase in the property tax (whether retrospective or otherwise) over and above the amount of property tax for the Premises payable by the Landlord on the commencement of the Term due to an increase in the rate of property tax payable. The Landlord may in its sole discretion lodge any objections with the Property Tax Department or any other relevant authority against the increase in property tax, or without imposing any obligation on the Landlord so to do, assist the Tenant at the Tenant's sole costs and expense in their lodgement of any such objections. In the event of the Premises not being separately assessed but the Building being assessed as a whole then, for the purpose of ascertaining the additional or other amount payable by the Tenant under this clause any increase in property tax shall be apportioned by the Landlord and the Tenant shall pay on demand such proportion thereof as determined by the Landlord based on the proportion that the area of the Premises bears to the net lettable floor area of the Building.

5.4	Utilities and Telecommunication charges

(a)
Subject always to Clause 5.5 hereinbelow, to pay directly to the Utilities Provider all charges and costs including any taxes now or in the future imposed in respect of water, gas, electricity, sewerage and any other utilities/services supplied to the Premises and the Tenant shall at its own expense apply to the Utilities Provider for the installation and testing of an electricity meter at the Premises. Where the utilities enjoyed by the Premises are not separately metered, to reimburse the Landlord for a proportionate part of such costs, such costs to be calculated by the Landlord and notified to the Tenant in writing, such statement to be final and conclusive as to the amount thereof, save for manifest error. In the event of the Utilities Provider increasing the charges therefor, the Tenant shall pay to them or reimburse the Landlord (as the case may be) for the additional costs, such costs to be calculated by the Landlord and notified to the Tenant by a statement in writing from the Landlord, such statement to be final and conclusive as to the amount thereof save for manifest error; and

Exhibit 10.1

(b)
To pay all charges in respect of any telephone, telex, teleprinters, facsimile, internet, satellite, broadcasting and/or other services connected to the Premises and all other charges or impositions (including but not limited to connection charges and installation fees) imposed by any statutory authority or service provider (such service provider to be a service provider approved by the authorities) for the services separately supplied to the Premises.

5.5	Utilities Suppliers

(a)
The Tenant shall use only utilities from such suppliers as are designated by the Landlord ("Designated Suppliers") and shall arrange at its own costs with the relevant authorities or Designated Suppliers for the connection of all such utilities supply required by the Tenant and for the installation of any meters or equipment in connection with such supply in accordance with the Landlord's requirements and any rules and regulations set from time to time by the Landlord regarding such connections and installations.

(b)
In particular, where the Landlord at its discretion and acting in good faith, deems it beneficial for the Building and its occupants to purchase any utilities in bulk from any Designated Suppliers for supply to the entire Building including the Premises (either by having the Landlord purchase such utilities in bulk for the entire Building or by requiring all tenants in the Building to purchase such utilities from the same Designated Suppliers), the Tenant shall not object to the Landlord's choice of Designated Suppliers for such utilities nor object to the Landlord's request to change Designated Suppliers for the utilities and shall:

(i)
upon the Landlord's notification, accept the Landlord's choice of Designated Supplier for such utilities and, if required by the Landlord, join the Landlord in its application to the relevant authorities and/or to the Designated Supplier for such purchase;

(ii)	enter into an utilities supply agreement with the Landlord or such other party or parties as the Landlord may determine on terms prescribed by the Landlord; and

(iii)	at the Landlord's request, take the necessary steps to cease supply from the Tenant's current retail utilities supplier at the Tenant's costs.

(c)
In connection with Clause 5.5(b), the Tenant shall sign, where the Landlord acting in good faith deems necessary, in the Tenant's name all necessary documents, applications or forms and make all necessary arrangements for purposes of any connection of bulk supply of utilities to the Premises or in respect of any necessary termination of the Tenant's previous utilities account with another supplier. Costs of all connections or termination of supply and any necessary installation of new or separate meters required by the Landlord, the Designated Suppliers or the Authorities as a result of the Landlord's request for change in Designated Suppliers hereunder shall be borne by the Tenant.

(d)	The Tenant hereby agrees that where the Landlord, acting in good faith, purchases any utilities in bulk for supply to the Building including the Premises in accordance with Clause 5.5(b), then:

(i)
the Tenant acknowledges agrees and confirms that the Designated Suppliers are the suppliers of the utilities and unless arising from or in connection with the wilful default or gross negligence of the Landlord, its employees, agents independent contractors or licencees, the Landlord shall not be responsible and/or liable for any and all losses damages and/or liability suffered or incurred by the Tenant including any economic loss and/or loss of revenue and/or profits and/or business or custom howsoever occurring caused by or as a result of any defect inconsistency failure delay or interruption or any reduction surge or variation of the supply and transmission wherever or whenever occurring;

(ii)
where any agreement for bulk purchase of utilities made between the Landlord and the Designated Suppliers for supply to the entire Building (including the Premises) is terminated for reasons beyond the reasonable control of the Landlord and not due to the wilful default or gross negligence of the Landlord, its employees, agents independent contractors or licencees, the Landlord shall not be required to compensate the Tenant for any loss or damage including

Exhibit 10.1

any economic loss and/or loss of revenue and/or profits and/or business or custom howsoever occurring to the Tenant as a result of such termination of supply to the Premises;

(iii)
The Tenant shall pay to the Landlord such quantum of deposit as security for payment of utilities charges equal to two (2) times the amount of monthly charges as estimated by the Landlord acting in good faith; and

(iv)
The Landlord shall be entitled to terminate utilities supply to the Premises if the Tenant shall fail to pay any part of the charges and taxes in respect of the supply thereof payable by the Tenant hereunder for more than thirty (30) days after due date of such payments or fails to pay Rent or any other monies due hereunder for more than fourteen (14) days after the due date of such payments.

5.6	Circuit breaker

To install and maintain in good working condition at the Tenant's expense the circuit breaker(s) to the Tenant's electricity supply which are installed in the Premises and if the Tenant shall fail for whatever reason to install or maintain the same, then the Landlord may do so and the costs of installation and/or maintenance shall be a debt due from the Tenant to the Landlord and be recoverable forthwith as such. For the avoidance of doubt, the Tenant shall not be liable to maintain any other circuit breakers which are not installed in the Premises, notwithstanding that the same may be installed in relation to the electricity supply to the Premises.

5.7	Telephones, etc.

To install at its own cost and expense all telephones, teleprinters, facsimile machines and computer modems and to run the wires thereof in such a manner that shall have been previously approved by the Landlord, which approval shall not be unreasonably withheld and to ensure that all installation works shall be carried out by the appropriate authority, or in the absence of such workmen, by a contractor approved by the Landlord, which approval shall not be unreasonably withheld Provided Always that the Tenant shall not install or cause to be installed any pay-telephone except with the prior written approval of the Landlord.

5.8	Landlord's right of access

To permit the Landlord and its duly authorised agents with or without workmen and others at all reasonable times and by prior appointment (except in case of an emergency or suspected material breach of this Agreement) to enter upon the Premises:

(a)	to view the condition thereof; and/or

(b)
to do such works and things as may be required for any rectifications repairs alterations or improvements to the Premises or any part or parts of the Building. In carrying out such works and things, the Landlord shall use reasonable efforts to minimise the interference to the Tenant’s use and enjoyment of the Premises; and/or

(c)
to rectify repair amend and make good in a proper and workmanlike manner any defects for which the Tenant is liable and of which written notice shall be served on the Tenant at the Premises and the Tenant does not, within fourteen (14) days after the service of such notice, proceed diligently with the execution of such repairs or works.

The Tenant shall pay the Landlord's costs of survey or otherwise in respect of the preparation of such notice and the cost of rectifications repairs or works carried out by the Landlord pursuant to Clause 5.8(c) and such sums shall be a debt due from the Tenant to the Landlord and be recoverable forthwith as if it were arrears in rent.

5.9	Emergency

To permit the Landlord free and immediate access into the Premises at all times in all cases of emergency.

Exhibit 10.1

5.10	Interior

To keep the interior of the Premises including the flooring and interior plaster or other surface material or rendering on the walls and ceilings and the Landlord's fixtures therein including doors, windows, wires, installations and fittings in good and tenantable repair and condition (save for fair wear and tear and damage by fire other than that caused by the Tenant) and to give immediate notice to the Landlord of any damage that may occur to the Premises and of any accident to or defects in the water pipes, air-conditioning ducts, telephone conduits, electrical wiring or fixtures or other facilities whatsoever provided by the Landlord.

5.11	Fixtures and fittings

To keep (where applicable) all taps, washbasins, water closets, sinks, cisterns, pipes, wires, conduits, fittings, equipment, facility and apparatus within or serving the Premises clean and in good order and repair and in respect of such fixtures and fittings to make good all damage occasioned to the Premises or to any other part of the Building through improper use or by the negligence of the Tenant or of any person for the time being in or using the Premises, save that in respect of such fixtures and fittings within the Premises, to make good all damage occasioned to the Premises, whether or not such damage was caused through the improper use or by the negligence of the Tenant or of any person for the time being in or using the Premises.

5.11A	The Tenant shall ensure that the air-conditioning system does not create condensation to the floor, wall and ceiling of the neighbouring units.

5.12	Drains

To clean, clear and remove any debris from any drains (where applicable) in the Premises or in the Building where such build up of debris has been contributed by the Tenant and in the event that the Tenant fails to do so after being notified by the Landlord, the Landlord may (but without being under any obligation so to do) remove any debris, clear and/or clean the drains and the Tenant shall on demand reimburse to the Landlord all costs, expenses and disbursements incurred thereby.

5.13	Pests and animals

To take all reasonable precautions to keep the Premises free of rodents, vermin, insects, pest, birds, pets and any other animals and if so required by the Landlord at the cost of the Tenant to employ from time to time or periodically pest exterminators approved by the Landlord.

5.14	Permitted Use

Until and unless the necessary approvals, consents, licenses and permits have been obtained, the Tenant shall not use the Premises or any part thereof for any purpose other than the use as specified in Item 9 of the Third Schedule (the "Permitted Use"). The Tenant shall be responsible for obtaining, prior to the commencement of the Term, and keeping in force during the Tenant's occupation of the Premises all governmental approvals licences and permits necessary for the conduct of the business at the Premises and for ensuring the terms and conditions of such approvals licences and permits are strictly adhered to and shall indemnify the Landlord against any consequences or proceedings arising from the Tenant's default in complying with the provisions of this Clause.

5.15	Prohibited activities

Not to:

(a)	reside in or permit any person to reside in any part of the Premises or use the same or permit the same to be used as a dwelling house;

(b)
conduct or permit to be conducted on the Premises any auction sale or religious activity and not to erect or display or permit to be erected or displayed any altar or religious artefact in or about the Premises;

Exhibit 10.1

(c)
use any electrical, heating, cooking, data, communication or other devices which may interfere with the air-conditioning system, lift, lighting, power, electrical, data or communication system in the Premises or in any part of the Building;

(d)	install any vending machine on the Premises without the prior written consent of the Landlord;

(e)
cook or permit anyone to cook any food in the Premises or in the Building provided that this Clause 5.15 shall not be construed to prevent or restrict any person from warming up food in an area within the Premises designated for use as a pantry;

(f)
permit without the prior written consent of the Landlord the vendors of food or drink or the servants or agents of such vendors to bring on to the Premises or any part thereof or on to the Building or any part thereof food or drink for consumption by the occupiers of the Premises save and except in the case of the contractor given the right by the Landlord to provide a food and drink service for the occupiers of the Building;

5.15A	If Premises are used as a factory

Where the Building or Premises is a factory, not to:

(a)	use the Premises for industries with liquid waste requiring pretreatment before discharge or industries requiring the use of naked light or involving hotwork;

(b)	utilise the Premises before obtaining clearance on the use of the Premises from the Pollution Control Department, Ministry of Environment and other relevant Authorities;

(c)	use the Premises for any other industries except for the research, design and manufacturing of semiconductor, high precision equipment and assembly equipment;

(d)
occupy the Premises before submitting details of the manufacturing processes and trade effluent discharge to the Pollution Control Department, Ministry of Environment and other relevant Authorities for consideration; and

(e)	use the Premises for electroplating industries.

5.16	Machinery

Not to bring or allow to be brought onto the Premises or any parts of the Building used in common with the Landlord and its other tenants or occupiers of other parts of the Building and subject to Clause 5.27, any machine or machinery save for typewriters, information processing systems, copy machines, computers and such other equipment as are required for the purposes of the Tenant's business or approved by the Landlord and/or their architects and structural engineers.

5.17	No obstruction

Not to:

(a)
place, leave or cause to be placed or left any refuse, cartons, papers, furniture, parcels, bottles or other goods or things of any type; or to permit or cause to be permitted the placing or parking of bicycles, motor cycles or scooters, trolleys, fork-lift trucks and other wheeled vehicles, which may obstruct or are likely to obstruct the operations area of the Building and/or the entrance hall, lobby, staircases or landings leading to the Premises and other Common Areas in the Building; or

(b)
cause any obstruction in or on the approaches private roads or passage ways adjacent to or leading to the Building by leaving or parking or permitting to be left or parked any motor vehicle or other carriages belonging to or used by the Tenant or by any of the Tenant's Occupiers.

Exhibit 10.1

Provided Always that the Landlord shall have the full right and liberty and absolute discretion to remove and clear any such obstruction and all costs and expenses incurred thereby shall be recoverable from the Tenant as a debt payable on demand. Further Provided that the Landlord shall not be liable to the Tenant or any third party for any loss damage or inconvenience caused by such removal and the Tenant hereby indemnifies the Landlord in this respect.

5.18	Hazardous goods, etc.

Not to store or bring upon the Premises or any part thereof arms, ammunition or unlawful goods, gun-powder, salt-petre, chemicals, petrol, kerosene, gas or any goods or things which in the opinion of the Landlord are of an obnoxious, dangerous or hazardous nature or any explosive or combustible substance and not to place or leave in the entrance, stairways, passages, corridors, lobbies or other parts of the Common Area any boxes or rubbish or otherwise encumber the same PROVIDED ALWAYS that:

(a)
nothing in this Clause shall be construed to prevent or restrict the Tenant in connection with the Tenant's current usage of the Premises (which falls within the Permitted Use) from bringing upon the Premises, storing or using any chemical or substance which may be obnoxious, dangerous, hazardous, explosive or combustible if:

(i)	such chemical or substance is required to be used by the Tenant in its ordinary course of business; and

(ii)
the bringing upon the Premises, its storage or use of such chemical or substance has, where necessary, been approved by National Environment Agency and/or other relevant authorities and are otherwise in compliance with the laws of Singapore,

Provided Always that prior notice is given to the Landlord with proof of such approvals (if applicable and available) and that the Tenant shall ensure that it applies reasonable skill and care in accordance with good industry practice when using and/or storing such chemical and substance; and

(b)	in the event:

(i)	the Tenant engages in or undertakes any new activities or operations at the Premises which fall within the Permitted Use (but do not fall within the scope of the current usage of the Premises); and

(ii)
such new activities or operations involve the bringing upon the Premises and/or storage or use at the Premises, of any chemical or substance which may be of an obnoxious, dangerous or hazardous nature, or are explosive or combustible substances, the Tenant shall also furnish to the Landlord proof of the approvals obtained (where necessary) from National Environment Agency and/or other relevant authorities in relation to the bringing upon the Premises and/or storage or use at the Premises of such chemical or substance. Any increase in premium for fire or other insurance by the Landlord’s insurer, brought about as a direct consequence of such bringing upon the Premises and/or storage or use at the Premises of the chemical or substance as provided under this Clause 5.18(b) and levied by the Landlord’s insurer (acting in accordance with standard industry practice), shall be borne by the Tenant Provided Always that prior notice is given to the Landlord with proof of such approvals and that the Tenant shall ensure that it applies reasonable skill and care in accordance with good industry practice when using and/or storing such chemical and substance.

(c)
save as provided in (i) Clause 5.18(a) for which the Tenant shall not be liable for any increase in premium, and (ii) Clause 5.18(b) for which the Tenant shall be liable only in the manner provided thereunder, if combustible or inflammable materials are stored in the Premises or any part thereof with the consent in writing of the Landlord, any increase in the premium for fire or other insurance as may have been taken out by the Landlord shall be borne by the Tenant.

Exhibit 10.1

5.19	Litter

Not to throw, place or allow to fall or cause or permit to be thrown or placed in the Common Area, passages, lift shafts, toilets or other conveniences in the Building any sweepings, rubbish, rags, waste paper or other similar substances or anything of an inflammable nature, and on demand to pay to the Landlord the costs of removing such things and/or the costs of repairing any damage to common areas, passages, lift shafts, toilets or other conveniences in the Building arising from the breach hereof.

5.20	Signage, etc.

(a)
Subject to (b) below, not to affix, erect, paint, attach or otherwise exhibit or permit or suffer so to be upon any part of the exterior of the Premises or the windows thereof any name, writing, drawing, sign-board, plate, placard, poster, sign post, flag pole, television, radio or wireless mast or advertisement whatsoever Provided Always that subject to the approval of the Landlord which approval shall not be unreasonably withheld as to the size, materials to be used and design and content, the Tenant shall be at liberty to affix its name on the entrance door of the Premises and to have its name and location shown on a notice board giving the names of the tenants in the Building which shall be provided by the Landlord in the entrance foyer of the Building and at such other areas as the Landlord may provide and Provided Always that any signage shall be at the Tenant's own cost and expense.

(b)
Subject to JTC’s consent and the Landlord’s approval (such approval not to be unreasonably delayed or withheld) as to the size, materials to be used, design and content, the Tenant shall have signage rights in respect of the main facades of the Building provided always that the Landlord shall be entitled to display an equal number of signages which the Tenant is displaying, on any facade of the Building or at any part of the Land without the prior consent of the Tenant. The Landlord shall not charge the Tenant for the signage rights. The costs of all signage works required by the Tenant and applications to the Authorities for the relevant Approvals relating to the signage shall be borne by the Tenant.

(c)
The Tenant shall be entitled to erect a pylon on the Land for the purpose of displaying its signage, subject to the Landlord's approval (which approval shall not be unreasonably withheld) as to the design, location and size thereof.

5.21	Nuisance

Not to do or permit to be done any act or thing which may become a nuisance to or give cause for reasonable complaint from the occupants of neighbouring premises or of other parts of the Building and not to cause, make, permit or allow excessive noise in or to emanate from the Premises.

5.22	Illegal or Immoral use

Not to do or suffer to be done anything in or upon the Premises or any part thereof of an illegal or immoral nature and not to use the Premises or any part thereof for any unlawful purpose.

5.23	Compliance with statutes and regulations

At all times to comply with all such requirements as may be imposed on the occupier and/or user of the Premises by any statute now or hereafter in force and any orders rules requirements regulations and notices thereunder.

5.24	Foreign workers

Without prejudice to the generality of Clauses 5.22 and 5.23, not to use, permit or suffer the Premises to be kept or used as a place or premises in which any person is employed in contravention of Section 57(1)(e) of the Immigration Act (Chapter 133 of Singapore), Section 5 of the Employment of Foreign Manpower Act (Chapter 91A of Singapore) or any other laws, statutory modification or re-enactment thereof for the time being in force and to indemnify the Landlord against all costs, claims, liabilities, fines or expenses whatsoever which may fall upon the Landlord by reason of any non-compliance thereof.

Exhibit 10.1

5.25	Use of "Mapletree" name

Not to use any name or description in connection with the Tenant's business similar to or bearing any resemblance to the name of "Mapletree".

5.26	Use of passenger lifts

Not to place or take into the passenger lifts any baggage parcels, sacks, bags or other goods save such light articles as brief cases attache cases or handbags and not to permit any persons who are carrying out renovation, redecoration, alteration or such other works to the Premises to use the passenger lifts.

5.27	Floor loading

(a)
Not to load or permit or suffer to be loaded on any part of the floors of the Building or the Premises a weight greater than the weight stated in Item 10 of the Third Schedule without the prior written consent of the Landlord and the Tenant shall comply with the advice of the Landlord or the Landlord's Consultants and pay all the costs and expenses of the Landlord's Consultants in ensuring that the Tenant complies with the requirements of this Clause.

(b)
To ensure that in no event shall any such machinery cabinets safes equipment or goods be of such nature or size as to cause or in the opinion of the Landlord be likely to cause structural or other damage to the floor or walls or any other parts of the Premises or the Common Area including the service lift and to ensure that all such machinery cabinets safes equipment or goods brought upon the Premises are placed or located so as to distribute their weight in compliance with this covenant and shall when required by the Landlord distribute any load on any part of the floor of the Premises in accordance with the direction and requirements of the Landlord and in the interpretation and application of the provisions of this Clause the decision of the Structural Engineer or Architect of the Landlord shall be final and binding on the Tenant.

(c)	To obtain from time to time acting reasonably, and/or whenever necessary, at its own cost and expense the following:

(i)
the requisite certificate from the Landlord's Consultants certifying that the floor loading in the Premises is within the approved load bearing limits of the Premises in accordance with the provisions of this Clause 5.27 and shall forthwith produce and deliver to the Landlord the said certificate for the Landlord's inspection; and

(ii)
all necessary planning permission and other permission necessary under the provisions of any statute rule order regulation or bye-law in respect of floor loading. The Landlord shall render its assistance, at the Tenant's request, in executing or endorsing any forms, plans, letters and documents to be submitted to the relevant authorities in this regard, with all costs and expenses to be borne by the Tenant.

5.28	Structural review

To obtain the prior written consent of the Landlord and to pay all costs and expenses incurred by the Landlord in any structural review relating to the relocation of all such machinery cabinets safes equipment or goods.

5.29	Relocation

In the event that any relocation whatsoever whether with or without the Landlord’s consent shall cause injury or damage to person or property as a result of the Tenant’s breach of the terms of this Agreement or the Tenant’s wilful default or gross negligence, the Tenant shall hold the Landlord indemnified against all claims in respect thereof and shall repay to the Landlord any sums paid by the Landlord in connection with claims arising from such injury or damage and shall pay for all costs incurred in repairing any damage caused to the Building or its appurtenances.

Exhibit 10.1

5.30	Delivery vehicles

Not to permit trade vehicles while being used for delivery and pick up of merchandise to or from the Premises to be driven parked or stopped at any place or time within the Building except within the Designated Loading Docks, or such other loading docks of the Building and except at such other place or places and at such time or times as the Landlord may reasonably and specifically allow and the Tenant shall prohibit its employees service suppliers and others over whom it may have control from parking delivery vehicles during loading or unloading in any place other than the said Designated Loading Docks and such other loading docks or such other places which the Landlord may from time to time allot for such purposes and from obstructing in any manner howsoever the entrances exits and driveways in and to the common parking areas and also the pedestrian footways in or to the Common Area.

5.31	Insurance

The Tenant shall at all times during the Term and during any period of holding over to:

(a)
effect and keep current a public liability insurance policy against claims for third party personal injury, death, property damage or loss (which shall be taken out with a reputable insurance company and which shall include a provision for waiver of subrogation against the Landlord) for a sum not less than the sum stated in Item 11 of the Third Schedule or such other sum as may be specified by the Landlord from time to time in respect of the Premises and where requested by the Landlord, the Tenant shall procure issuance of a certificate by its insurers, noting the Landlord’s interest as landlord of the Premises;

(b)
effect and keep current an adequate insurance policy (which shall be taken out with a reputable insurance company and which shall include a provision for waiver of subrogation against the Landlord) on the internal partitions, all of the Tenant’s property including all plant, equipment and installations permanently affixed to the Premises, the furniture, plate and tempered glass, fixtures and fittings, and all goods and stock-in-trade belonging to or held in trust by the Tenant in the Premises to their full insurable value against all risks commonly insured against in respect of such property (subject to the standard exclusions made by reputable insurers), and to promptly pay all premiums costs and disbursements in connection therewith and to produce to the Landlord on demand certificates issued by the Tenant’s insurers relating to the policies referred to above as well as the receipts evidencing payment of the premiums in respect thereof. Provided Always that nothing herein shall render the Landlord liable for the correctness or adequacy of any such policies or for ensuring that they comply with all relevant legislation pertaining to such insurance.

5.32	Not to void insurance for Building

Not to do or permit or suffer anything to be done whereby:

(a)	the policy or policies of insurance on the Building against loss or damage by fire and/or other risks for the time being subsisting may become void or voidable; or

(b)
the rate of premium thereon may be increased and to repay to the Landlord all sums paid (the "Increased Payments") by way of increased premium or increased contribution for premium and all expenses incurred by the Landlord or contributions therefor in or about the renewal of such policy or policies rendered necessary by a breach or non-observance of this stipulation, save for:

(i)	any Increased Payments brought about by the Tenant’s activities which are in compliance with the Permitted Use and/or Clauses 5.18(a); and

(ii)	any Increased Payments arising from the matters under Clause 5.18(b), for which the Tenant shall only be liable to the extent therein provided;

and to appoint a fire safety manager under the Fire Safety Act (Chapter 109A of Singapore) to maintain, inter alia, the fire alarm and fire protection systems on the Premises.

Exhibit 10.1

5.33	Sub-letting, assignment, etc.

(a)
Subject to Clauses 5.33(b) and 5.33(c), not to assign sub-let license or in any way dispose of or part with possession of the Premises or any part thereof either by way of sub-letting sharing or other means whereby any company or person or persons not a party to this Lease obtains the use or possession of the Premises or any part thereof irrespective of whether or not any rental or other consideration is given for such use or possession and in the event of such action by the Tenant, this Agreement shall at the option of the Landlord forthwith be determined and the Tenant shall forthwith surrender the Premises to the Landlord with vacant possession. For the purpose hereof any amalgamation and/or reconstruction shall be deemed an assignment of this Lease. The provisions of Section 17 of the Conveyancing and Law of Property Act (Chapter 61 of Singapore) shall not apply to this Agreement.

(b)
The Tenant may assign sub-let license or dispose of or part with possession of the Premises or any part thereof (either by way of sub-letting sharing or other means) to a related corporation of the Tenant as defined under the Companies Act (Chapter 50 of Singapore) with the prior written consent of JTC and the Landlord, (whose consent shall not be unreasonably withheld having regard to JTC’s conditions as set out in the JTC Lease Documents).

(c)
Notwithstanding Clause 5.33(a) above, the Landlord hereby allows the Tenant during the Term to sub-let part of the Premises to other corporations that are not related to the Tenant (the "Sub-Tenant(s)"), subject to JTC’s prior written consent and to the Landlord’s prior written consent (whose consent shall not be unreasonably withheld having regard to JTC’s conditions as set out in the JTC Lease Documents) and to such conditions as may be imposed by the Landlord, including but not limited to the following:

(i)
The Landlord and Tenant hereby acknowledge that, in subletting part of the Premises, it is not the intention of the Tenant to compete with the Landlord. As such, the Tenant hereby undertakes to use commercially reasonable efforts to sublease the Premises at a rate per square foot at the prevailing market rate of the Premises acceptable to the Landlord, acting reasonably, as at the date of the Tenant’s notification or application for consent (as the case may be) for proposed subletting of the Premises.

(ii)
Subject to the approval of the Tenant (acting reasonably), all profit rent shall accrue to the Landlord. The profit rent shall be calculated as an amount equivalent to the difference between (I) the total amounts / rent and service charge (if any) payable by the Sub-Tenant to the Tenant, after deducting the aggregate of the following costs: estate agent’s commission, costs of any alterations to facilitate access to the sublet premises, costs of any consequent loss of space (due to alteration required to facilitate access to the sublet premises and the introduction of any corridor in the Premises), and (II) the Gross Rent paid by the Tenant to the Landlord and which are apportioned to the sublet premises Provided Always that the Tenant shall act reasonably in incurring the costs referred to in sub-paragraph (I) of this Clause 5.33(c)(ii);

(iii)	The Tenant shall continue to occupy at least 166,200 square feet of the net lettable area of the Building after each subletting;

(iv)	The Tenant shall provide the Landlord with a copy of the subletting agreement;

(v)	The configuration of the sublet premises shall be subject to the Landlord’s prior approval, which approval shall not be unreasonably withheld;

(vi)	All costs and expenses in relation to the subletting shall be borne by the Tenant;

(vii)	The term of the subletting shall end on or before the day immediately prior to the date of expiry of the Term herein; and

(viii)
The Tenant shall continue to be responsible to the Landlord for the due performance of the Tenant’s covenants and obligations under the Lease, including but not limited to the Tenant’s obligation to pay the Rent and to reinstate the Premises in accordance with the provisions of this Agreement on or before the expiry of the Term.

Exhibit 10.1

5.34	Additions and alterations

Not to make any alterations in or additions to the Premises and/or any of the Landlord's furniture fixtures and fittings in or belonging to the Premises without the previous consent in writing of the Landlord (which shall not be unreasonably withheld) and if the Landlord shall consent to such alterations or additions the Tenant shall:

(a)
observe and comply with the requirements of the Landlord (which shall be reasonable) and obtain at its own expense all necessary planning permission and other permission necessary under the provisions of any statute, rule, order, regulation or bye-law applicable thereto and shall carry out such alterations or additions in accordance with the conditions thereof; and

(b)
produce to the Landlord a copy of the Certificate of Supervision issued by the Landlord's Architect or other authorised person making the submissions to the relevant authority for the planning and other permission, and upon completion of any such alterations or additions, to produce to the Landlord the "as-built" drawings duly endorsed by the relevant authority.

5.35	Yielding up

At the expiry or sooner determination of the Term (unless renewed), to peaceably and quietly yield up the Premises with all locks and keys complete (whether held by the Tenant or any of the Tenant's employees or agents irrespective of whether the same have been supplied by the Landlord) to the Landlord together with the fixtures and fittings therein in good and tenantable repair state and condition (save for fair wear and tear and damage by fire other than that caused by the Tenant ) in accordance with the stipulations hereinbefore contained and in accordance also with the covenants and conditions contained or imposed in or by virtue of any licence granted by the Landlord herein and prior to the termination of the Term to do the following:

(a)
forthwith replace with items of similar character and comparable value, all of the Landlord's fixtures and fittings which shall be missing, broken, damaged or destroyed and for which the Tenant is liable to make good;

(b)
in the event that any alterations or fitting-out works have been carried out to the Premises or to any other part of the Building by the Tenant, its contractors, servants or agents, then (if and so required by the Landlord) to restore the Premises to its Original Condition and in any event to remove any lettering, moulding, sign, writing or painting of the name or business of the Tenant and other persons from the Premises and all internal partitions, fixtures and installations of the Tenant as are specified by the Landlord and any other Tenant's equipment placed within or on the Building and to restore all air-conditioning installations or other electrical installations to their Original Condition to the reasonable satisfaction of the Landlord (all such works being hereinafter referred to as the "restoration works"). The restoration works relating to the reinstatement of all architectural and structural works, air-conditioning installations, sprinkler systems and other mechanical and engineering, building and sanitary installations shall be carried out by a contractor approved by the Landlord which approval shall not be unreasonably withheld and under the supervision of the Landlord's Consultant(s) and the Tenant shall pay for all reasonable costs, charges, fees, disbursements and expenses of the Landlord's Consultant(s), an estimate for which will be notified to the Tenant beforehand. In all other cases, the removal and restoration works in respect of the Premises shall be carried out by a contractor approved by the Landlord, which approval shall not be unreasonably withheld Provided Always that the Tenant shall obtain all necessary governmental and/or statutory consents and approvals in respect of the restoration works before commencing the same and shall comply with all statutes and with the terms, conditions and requirements of all such consents and approvals in the execution of any restoration works; and

(c)	make good all damage or defacement done to the Premises or the Building by the restoration works or by the removal of the Tenant's furniture, fixtures, fittings and effects,

Exhibit 10.1

AND if the Tenant fails to comply with and perform its obligations under this sub-clause, the Landlord may (but shall not be obliged to) do all things necessary to effect such compliance and/or performance to the Landlord's satisfaction. If the Landlord carries out the necessary works, the Landlord must endeavour to complete the works as soon as possible. The Tenant shall on demand pay all costs incurred by the Landlord in connection therewith and an administrative fee at 7.5% of the costs incurred and a sum equivalent to the Rent and Service Charge for and calculated based on the period taken by the Landlord to complete the works . In the event that the period taken extends beyond the expiry of three (3) months after the expiry of the Term, the Tenant shall pay to the Landlord a sum equivalent to double the Rent and Service Charge for such period which falls after the three (3) months period as aforesaid. Such costs, the Rent, Service Charge and other amounts shall be a debt due from the Tenant to the Landlord and recoverable forthwith as such. For the avoidance of doubt, any request for reinstatement works to be carried out after expiry or sooner determination of the Term shall be at the sole discretion and under the direction of the Landlord.

5.36	Indemnity

The Tenant shall indemnify and keep indemnified the Landlord in full from and/or against the following where the same has been caused directly or indirectly by the Tenant or by any of the Tenant’s occupiers:

(a)
all claims demands actions suits proceedings orders damages costs losses and expenses of any nature whatsoever which the Landlord may suffer or incur in connection with loss of life personal injury and/or damage to property arising from or out of any occurrences in upon or at the Premises or the use of the Premises or any part thereof; and

(b)
all loss and damage to the Premises and the Building or any part thereof and to all property therein and in particular but without limiting the generality of the foregoing caused directly or indirectly by the use or misuse waste or abuse of water gas or electricity or faulty fittings or fixtures of the Tenant.

Provided That:

(i)
No claims demands actions or proceedings shall be made or brought by the Landlord against the Tenant and the Tenant shall not be liable to the Landlord for any loss, damage, costs or expenses arising from or in connection with the wilful default or gross negligence of the Landlord, its employees, agents, independent contractors, authorised persons or licensees.

(ii)
However in the case where there is contributory negligence on the part of the Tenant, the Tenant shall be liable under this Clause 5.36 to indemnify the Landlord but only to the extent of its negligence, which caused the loss of life, personal injury and/or damage to property arising from or out of any occurrences in upon or at the Premises or the use of the Premises or any part thereof.

5.37	Rules and regulations

To observe and perform and to cause all the Tenant's Occupiers to observe and perform all the rules and regulations made by the Landlord from time to time for the management safety care or cleanliness of the Building and the Building or for the preservation of good order therein or for the convenience of tenants and notified in writing by the Landlord to the Tenant from time to time Provided Always that:

(a)	reasonable prior notice shall be given to the Tenant before implementation of the rules and regulations; and

(b)
the Landlord shall not be liable to the Tenant in any way for violation of the rules and regulations by any persons including other tenants of the Building or the employees, independent contractors, agents, visitors, invitees or licensees thereof.

Where there is a conflict between the provisions of this Agreement and such rules and regulations, the provisions of this Agreement will prevail.

Exhibit 10.1

5.38	Re-Ietting

Save where the Tenant has exercised the option for the First Option Term or the Second Option Term (as the case may be), to permit the Landlord and/or its agents and/or any prospective tenants of the Landlord during the twelve (12) calendar months prior to the expiry of the Term upon prior appointment to have free ingress to and egress from the Premises to view the Premises for the purpose of letting the same.

5.39	Legal costs and expenses (Indemnity by Tenant)

The Tenant shall pay or indemnify the Landlord (on a full indemnity basis) against:

(a)	the stamp duty including penalty fees, adjudication fees and additional stamp duty (if any) in respect of this Agreement and any other document relating to this Agreement herein; and

(b)
all legal costs and fees and such other expenses incurred by the Landlord in consulting solicitors and/or in connection with the enforcement of any provision of this Agreement in the event that the Tenant acknowledges or does not dispute that it is in breach or is adjudged by a court, tribunal or arbitrator to be in breach of any provision of this Agreement.

5.40	Disposal of waste by Tenant

To dispose of all swill debris and waste materials of whatever nature (including, but not limited to, noxious industrial waste, packaging materials and trade waste) in a manner prescribed by the Landlord and in accordance with the requirements of the relevant authorities failing which the Landlord reserves the right (without under any obligation to do so) to dispose of the same as aforesaid and all costs and expenses incurred by the Landlord in this respect (including but not limited to the costs of treating any waste materials before disposal) shall be paid by the Tenant to the Landlord within fourteen (14) days of the Landlord notifying the Tenant of the amount thereof Provided Always that in the event that the Tenant is unable or unwilling to comply with the manner of swill debris and/or waste removal prescribed by the Landlord, the Tenant shall engage the services of a cleaning contractor appointed by the Landlord (as a third party contractor and not an employee or agent) to be responsible for the swill/debris/waste disposal on the following terms and conditions:

(a)
The Tenant shall pay for its share of the costs of engaging the said contractor, which share shall be calculated by dividing the area of the Premises by the sum of the area of all units engaging the services of the said contractor. A certificate by the Landlord setting out the Tenant's said share shall be deemed to be final and conclusive (save for manifest error) and binding on all parties.

(b)	The Tenant shall give the Landlord one (1) month's prior written notice of its intention to engage the said contractor.

(c)	The said contractor shall carry out its services only in accordance with the Landlord's prescribed guidelines.

(d)
Subject to the provisos to Clauses 9.6 and 9.7 which shall apply hereto as if expressly set out herein, the Landlord shall not be responsible for any damage loss costs or expenses resulting directly or otherwise from the services of the said contractor.

(e)
Subject to the extent of the Tenant’s liability as set out in Clause 5.40(a), the Tenant shall indemnify and keep the Landlord indemnified against any claim relating to any damage loss costs or expenses under this Clause 5.40.

For the avoidance of doubt, the Service Charge payable by the Tenant shall not include the costs and expenses to be borne by the Tenant for any of the above-mentioned swill, debris and waste disposal.

Exhibit 10.1

5.41	Subdivision

Not during the continuance of the Term to register this Agreement nor lodge any caveat or notification of this Agreement at the Singapore Land Authority or at any other registry in Singapore, nor shall the Tenant be entitled to require the Landlord to subdivide the Building or to do any act or thing which could result in the Landlord being required to subdivide the Building.

5.42	Air-conditioning

To periodically inspect, service, repair, overhaul and maintain to the satisfaction of the Landlord the air-conditioning unit system installed in the Premises, including but not limited to the air-conditioning ducts, and to pay the costs and charges thereof.

5.43	Other Charges

To pay all charges in respect of any service which the Landlord has provided to the Tenant in relation to the Premises from time to time, at the Tenant's request, as may be imposed by the Landlord. The Landlord may apply and apportion any amount received in whatever order as it deems fit.

5.44	Observance of Head lease

Not to do or omit any act or thing which is likely to cause the Landlord to be in breach of its obligations under the Head Lease.

6.    HOLDING OVER

If the Tenant fails to deliver vacant possession of or continues to occupy the Premises after the expiration of the Term and there is no express agreement between the Landlord and the Tenant to extend the Term, the Tenant shall be deemed to be holding over and, without prejudice to any right or remedy of the Landlord, shall pay to the Landlord for every day of such holding over double the amount of Rent or the prevailing market rent for the Premises (whichever is higher) and double the amount of Service Charge and there shall be no renewal of this Lease by operation of law or pursuant to the provisions of this Lease Provided always that the Tenant may continue to occupy the Premises for a period of three (3) months after the expiration of the Term at the same Rent and Service Charge subject to the Tenant giving written notice to the Landlord of its intention to do so no later than three (3) months before the expiration of the Term. Save as provided, the provisions herein shall not be construed as the Landlord's consent for the Tenant to hold over after the expiration or earlier determination of the Term. All sums under this Clause shall be payable by the Tenant to the Landlord within fourteen (14) days of demand.

7.    INDEMNIFICATION AGAINST ALL OTHER LOSSES AND DAMAGES

Without prejudice to the Landlord's rights under Section 28(4) of the Civil Law Act (Chapter 43 of Singapore), and/or any of the Clauses provided herein, the Tenant will reimburse or indemnify the Landlord against all other losses and damages suffered by the Landlord as a result of the Tenant's breach or non-observance of any of the terms in this Lease, save where the same has arisen as a result of the gross negligence or wilful default of the Landlord, and/or, save as provided in Clause 6, the Tenant's holding over of the Premises after the expiration of the Term hereby created.

8.    LANDLORD'S COVENANTS

The Landlord hereby agrees with the Tenant as follows:

Exhibit 10.1

8.1	Quiet enjoyment

That the Tenant duly paying the monthly Rent and monthly Service Charge hereby reserved and observing and performing the several provisions and stipulations on the Tenant's part hereinbefore contained the Tenant shall peaceably hold and enjoy the Premises during the Term without any disturbance by the Landlord or any person lawfully claiming under or in trust for the Landlord.

8.2	Destruction

In the event of the Premises or any part thereof at anytime during the term hereby created being so damaged or destroyed by fire act of God or other cause beyond the control of the Landlord as to render the Premises unfit for use or access thereto impossible then (except where such fire has been caused by the default or negligence of the Tenant or the Tenant's servants or agents) the Rent and Service Charge hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Premises shall again be rendered fit for occupation and use or until access thereto may be obtained as the case may be.

If the unfitness of the Premises or inaccessibility thereto as aforesaid shall continue for a period of more than sixty (60) days, either the Landlord or the Tenant shall be at liberty by notice in writing to determine the Term hereby created and upon such notice being given the Term hereby granted shall absolutely cease and determine but without prejudice to any right of action of the Landlord or the Tenant in respect of any antecedent breach of this Lease by the Tenant or the Landlord as the case may be. Notwithstanding anything herein contained the Landlord shall not be bound to rebuild or reinstate the Premises or any part thereof unless the Landlord shall in its discretion think fit. Upon such termination, the Tenant must (if still in occupation) vacate the Premises without having to reinstate the Premises in accordance with Clause 5.35.

8.3	Fire insurance

At all times throughout the Term hereby created to insure the Building (excluding the fixtures and fittings of the Tenant) against loss or damage by fire.

8.4	Repair

To keep in proper state of repair and condition:

(a)	the structure and roof and the main drains and pipes; and

(b)
the mechanical and electrical services and other services, amenities and facilities in the Building provided by the Landlord from time to time to serve the Premises in the Building or for common use or benefit of all occupiers of the Building.

8.5	Services

So far as practicable and subject always to Clause 9.7(g) to provide and pay for:

(a)	(where there are lift(s) in the Building) the lift services during the hours specified in Item 12 of the Third Schedule and as further provided in Clause 9.13B;

(b)
air-conditioning in the Premises during the hours specified in Item 13 of the Third Schedule PROVIDED ALWAYS that the Landlord shall at the request of the Tenant and at the Tenant's costs and expense extend such services beyond the specified hours subject always to Clause 5.2;

(c)
air-conditioning services in such parts of the Common Area as the Landlord deems fit and such other relevant services provided by the Landlord in the Building PROVIDED ALWAYS that the Landlord may not extend the provision of the air-conditioning services beyond the usual operating hours in such parts of the Common Area due to repairs, maintenance works or any other reasons beyond the Landlord’s control in which case, the Landlord shall inform the Tenant accordingly;

Exhibit 10.1

(d)	electricity and water as are necessary for the lighting of the passages corridors lavatories and other parts of the Building used by the Tenant in common with others; and

(e)	the services set out in the Fifth Schedule.

8.6	Land Rent and Property Tax

To pay the land rent payable to JTC in respect of the Land and subject always to Clause 5.3 to pay all property tax imposed upon or in respect of the Premises.

8.7	Other Services

That the Landlord may at the Tenant's request agree (but shall not be obliged) to provide such services in relation to the Premises from time to time as the Tenant may require, subject to the payment of such fees as the Landlord may impose.

8.8	Licence for reception area

(a)
The Landlord shall grant the Tenant a licence (the "Licence") to use such area at the ground floor main lobby of the Building with an estimated area of approximately 560 square feet as shown delineated in red in the plan attached hereto and marked "Appendix 5" for the purpose of identification (the "Licensed Area") for the duration of the Term, free of any licence fee or service charge.

(b)	The Licensed Area shall be used as the Tenant’s reception area and the Tenant shall be allowed to set up their reception or concierge counter at the Licensed Area.

(c)	The design of the Licensed Area shall be subject to the approval of the Landlord, which approval shall not be unreasonably withheld.

(d)
The Tenant may install a signage within the Licensed Area and the exact location and design of the signage shall be subject to the approval of the Landlord, which approval shall not be unreasonably withheld.

(e)	The Tenant shall bear the costs of fitting out the Licensed Area and the installation of the signage.

(f)
The Landlord shall not, and shall not permit or suffer any other person to, erect or place any other concierge or reception counter or desk at the ground floor main lobby of the Building for the duration of the Term, save for the erection or placing of any counter or desk on a temporary basis subject to the prior written approval of the Tenant (which approval shall not be unreasonably withheld).

(g)
At the expiry or sooner determination of the Term (unless renewed) or in the event of termination of the Licence, the Tenant must at its own cost and expense yield up the Licensed Area to the Landlord together with the fixtures and fittings therein in the state and condition as at the date the Tenant commences occupation of the Licensed Area and shall comply with the provisions of Clause 5.35.

(h)
The use of the Licensed Area shall be subject to the same covenants and conditions of this Lease (to the extent applicable to a licence and in so far as such covenants and conditions are not inconsistent with the provisions of this Clause 8.8.

(i)
The Tenant has a personal right of occupation in respect of the Licensed Area on the terms specified in this Lease and has no interest in the land on which the Licensed Area is situated. The licence of the Licensed Area contained in this Lease shall not create a tenancy. The legal right to possession and control over the Licensed Area remains vested in the Landlord throughout the Term of the licence in respect of the Licensed Area.

(j)
Nothing in this clause shall prevent or restrict the Landlord from displaying a tenants’ directory board within the Licensed Area. The size and design of such directory board shall be subject to the Tenant’s consent, which shall not be unreasonably withheld.

Exhibit 10.1

9.    GENERAL PROVISIONS

Provided always that it is hereby agreed and declared as follows:

9.1	Interest

Without prejudice to the Landlord's rights reserved under Clause 9.2 hereinafter appearing the Landlord will charge interest at the rate of one per cent (1%) per month after as well as before any judgement is obtained calculated on a daily basis computed from the due date for the payment of all monies due under this Lease up to (but excluding the actual date of payment) if the said monies remain unpaid for fourteen (14) days after its due date (whether formally demanded or not).

9.2	Re-entry

(a)
If the Rent or Service Charge or any other monies hereby reserved or any part thereof shall at any time be unpaid for ten (10) days after becoming payable (whether formally demanded or not) or if any stipulation on the Tenant's part herein contained shall not be performed or observed and the Tenant has not remedied such breach within fourteen (14) days after receiving the Landlord’s written notice to that effect (or such longer period as the Landlord may reasonably stipulate having regard to the nature and extent of the breach) or if the Tenant makes any assignment for the benefit of his creditors for a composition in satisfaction of his debts or if being a company makes any arrangement with its creditors for liquidation of its debts by composition or otherwise or if it shall go into liquidation (except for the purpose of amalgamation or reconstruction) or if a receiver shall be appointed then and in anyone of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter the Premises or any part thereof in the name of the whole and thereupon this tenancy shall absolutely cease and determine but without prejudice to the right of action of the Landlord in respect of any antecedent breach of the Tenant's stipulations herein contained.

(b)
If the Rent or Service Charge or any other monies hereby reserved or any part thereof shall at any time be unpaid after becoming payable (whether formally demanded or not), the Landlord shall have the right to distrain in the manner provided by the Distress Act (Chapter 84 of Singapore). For the avoidance of doubt, for the purposes of distress herein, the Service Charge and all other monies payable herein by the Tenant (including but not limited to utilities charges, legal costs and expenses and car park charges) shall be treated as part of the rent distrained.

9.3	Removal of goods

(a)
Upon the Landlord becoming entitled to re-enter the Premises pursuant to any provision of this Lease, any goods and/or fittings (which expression where hereinafter used in this Clause (a) shall include personal property of every description) found in the Premises after re-entry shall be deemed to be abandoned by the Tenant and the Landlord upon entering into possession of the Premises may sell, retain or dispose of the same at such time or times and at such price or prices as the Landlord shall think fit and without prejudice to the other rights and remedies of the Landlord, the Landlord shall after payment out of the proceeds of sale the costs and expenses connected with the said sale apply the net proceeds of sale towards payment of all arrears of rent and the interest thereon and all other sums of money due and payable by the Tenant to the Landlord under this Lease and the balance (if any) shall be paid over to the Tenant.

(b)
Notwithstanding anything herein contained, if this Lease shall come to an end whether by effluxion of time or otherwise and the Tenant shall fail to remove all his goods (which expression where hereinafter used shall include personal property of every description) from the Premises forthwith or if the Tenant shall abandon the Premises and the Tenant shall be deemed to have abandoned the Premises and terminated this Lease unilaterally if the Tenant without the consent of the Landlord fails to open the Premises for business for a continuous period of thirty (30) days then and in any of the said cases it shall be lawful for the Landlord to sell or otherwise dispose of the goods of the Tenant in the Premises at such time or times and at such price or prices as the Landlord shall think fit and without prejudice to the other rights and remedies of the Landlord, the Landlord shall after payment out of the proceeds of sale the costs and expenses connected with the said sale apply the net proceeds of sale towards

Exhibit 10.1

payment of all arrears of rent and the interest thereon and all other sums of money due and payable by the Tenant to the Landlord under this Lease and the balance (if any) shall be paid over to the Tenant.

(c)
The Tenant shall indemnify the Landlord against any and all liability incurred by the Landlord to any third party whose property shall have been sold or disposed of by the Landlord in the bona fide belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this Clause (c).

(d)
For the avoidance of doubts, it is hereby expressly declared that the provisions of Clauses 9.3(a) and 9.3(b) above are in addition and without prejudice to the Landlord's rights under the Distress Act.

9.4	Amendment of rules and regulations

The Landlord shall have the right at any time and from time to time to make, add to, amend, cancel or suspend such rules and regulations in respect of the Building as in the judgment of the Landlord may from time to time be required for the management, safety, care and/or cleanliness of the Building and the Building and/or for the preservation of good order therein and/or the convenience of tenants and all such rules and regulations shall bind the Tenant upon and from the date on which notice in writing thereof is given by the Landlord to the Tenant. Where there is a conflict between the provisions of this Agreement and the provisions of such rules and regulations the provisions of this Agreement shall prevail.

9.5	No enforcement of other covenants

Nothing herein contained shall confer on the Tenant any right to enforce any covenant or agreement relating to other portions of the Building and/or the Building demised by the Landlord or limit or affect the right of the Landlord in respect of any such other premises to deal with the same. The Landlord reserves the right to impose and/or vary such terms and conditions in respect thereof in any manner as the Landlord may think fit.

9.6	No liability

Notwithstanding anything herein contained the Landlord shall be under no liability either to the Tenant or the Tenant's Occupiers or to others who may be permitted to enter or use the Building or any part thereof for accidents happening or injuries sustained or for loss of or damage to property goods or chattels in the Building or in any part thereof whether arising from the negligence or otherwise of the Landlord or that of any servant or agent of the Landlord Provided that the provisions of this Clause shall not apply in the event of any loss or damage arising from the wilful default or gross negligence of the Landlord, its employee, agent or independent contractor.

9.7	No claims

Notwithstanding anything herein contained the Landlord shall not be liable to the Tenant, its agents, servants, invitees or licensees nor shall the Tenant have any claim against the Landlord in respect of:

(a)
any interruption in any of the services hereinbefore mentioned by reason of necessary repair or maintenance of any installations or apparatus or damage thereto or destruction thereof by fire, water, riot, act of God or other cause beyond the Landlord's control or by reason of mechanical or other defect or breakdown or other inclement conditions or shortage of manpower, fuel, materials, electricity or water or by reason of labour disputes;

(b)
any act, omission, default, misconduct or negligence of any porter, attendant or other servant or employee, independent contractor or agent of the Landlord in or about the performance or purported performance of any duty relating to the provision of the said services or any of them;

(c)
any damage, injury or loss arising out of explosion, falling plaster, escape of water or leakage of or defect in the piping, wiring and/or sprinkler system in the Building and/or the structure of the Building and/or any defect in the Building and/or any of the same arising in respect of the Building;

(d)	any damage, injury or loss due to any accident or circumstances whatsoever occurring or any works whatsoever (and however extensive) being carried out at the Premises, the Building or any part thereof

Exhibit 10.1

or arising out of any defect or flaw whatsoever in or non-performance of any of the equipment, products, systems and processes utilised by the Landlord (including without limitation all hardware, software and networks);

(e)
any damage, injury or loss caused by other tenants, occupants or any independent contractor or any persons whatsoever or from any occurrence or works at any other premises or within the Premises, the Building or any part thereof;

(f)
any nuisance, interference, obstruction, disturbance or other inconvenience or any loss of business caused by any works carried out, whether by the Landlord or otherwise, on or in respect of the Premises, the Building or any part thereof;

(g)	any loss of life, personal injury and/or damage to property arising from or out of anything else done in connection with the Premises; and

(h)
any loss or damage to the Premises or any property herein caused directly or indirectly by the main contractor or by any other contractor or any attendant, servant or employee of the Landlord in or about the performance or purported performance of any duty relating to the Premises.

Provided that the provisions of this Clause shall not apply in the event of any loss or damage arising from the wilful default or gross negligence of the Landlord, its employee, agent or independent contractor.

9.8	Vicarious liability

No architect, engineer or other consultant or contractor of any kind (including without limitation any contractors providing cleaning and waste removal services} approved, nominated or appointed by the Landlord or the Tenant for any purpose related to this Agreement or the Premises shall in any way be deemed to be the agent or employee of the Landlord, and the Landlord shall not in any way be liable nor responsible for any act, omission, default, misconduct or negligence of such architect, engineer, consultant or contractor.

9.9	Alterations to the Building

The Landlord shall be at liberty at any time and from time to time and in any manner whatsoever to improve, extend, amend, alter, renovate and/or refurbish the the Building (excluding the Premises) and/or the Common Area Provided that any works which the Landlord carries out under this Clause shall not result in a breach of the Key Parameters, or any of them. Without limiting the generality of the foregoing, the Landlord may increase the total lettable floor area of the Building and/or the Building in any manner whatsoever notwithstanding that by so doing, the access of light or air to the Premises or any liberties, easement, right or advantage belonging to the Tenant may thereby be diminished or interfered with or prejudicially affected (but not so as to interfere unreasonably with the Tenant's use and enjoyment of the Premises) and for the purposes of this sub-clause or any purposes whatsoever, the Landlord and its duly authorised agents with or without workmen may at all reasonable times enter upon the Premises by prior appointment, the Common Area and/or any part of the Building to do such works, acts and things as the Landlord may deem necessary.

9.10	Change of name

(a)
The Landlord agrees that, subject to the Landlord's prior written approval as to the name (which approval shall not be unreasonably withheld) and the Tenant occupying at least 166,200 square feet of the net lettable area of the Building, the Tenant shall have the right, for the duration of the Term to:

(i)	name the Building; and

(ii)	change the name of the Building,

Exhibit 10.1

Provided Always that the Tenant's naming rights to the Building shall lapse one (1) month prior to the expiry of the term then in force in the event that the Tenant does not renew (I) the initial Term granted for the first ten years or (II) the term after expiry of the second ten years, as the case may be, whereupon the Landlord shall, subject to Clause 9.10(d), have naming rights to the Building.

(b)
The Landlord shall not be entitled to any naming rights to the Building during the Term (save as provided in Clause 9.10(a)) nor shall the Landlord be entitled, save as provided in Clause 5.20(b), to put up any monument, signs, advertisements, notices or banners at the Property during the Term.

(c)
Where the Tenant requires a change of the name of the Building, the Landlord shall endorse on any application, notice or other document that may be necessary by the Tenant to be filed with the relevant authority to facilitate any such change in the name of the Building. The Landlord shall return to the Tenant the relevant application, notice or other document duly endorsed by it within fourteen (14) days of the Tenant’s delivery of the same to the Landlord for endorsement.

(d)
At the expiration or sooner determination of the Term, the Landlord shall, at the Tenant’s request or if the Tenant has not on its own accord done so, within fourteen (14) days after such date of expiration or earlier determination of the Term, at the Tenant’s cost and expense, apply to the relevant authority for the cessation of the use of such name as may be used as the name of the Building as at such expiration or sooner determination of the Term and in this connection, the Landlord hereby undertakes not to use the Tenant's name as the name of the Building at any time thereafter.

9.11	CSC

Without prejudice to the generality of Clause 9.9 above, if at any time after the delivery of the Premises to the Tenant but before the issue of the CSC (or its equivalent) in respect of the Building, any governmental, statutory or other competent authority having jurisdiction over or in respect of the Premises or the user thereof requests, requires, notifies or orders any alterations, additions, conversions, improvements or other works to be made/carried out to the Premises, the Tenant shall at all times permit the Landlord and its workmen and agents to enter upon the Premises for the purpose of making or carrying out any such alterations, additions, conversions, improvements or other works. The Tenant shall, if so requested by the Landlord, remove such of the Tenant's installations, machinery, furniture, fixtures or articles as the Landlord may specify in order to facilitate or enable the Landlord and its workmen and agents to carry out the necessary works.

9.12	Tenant not to jeopardise CSC

In the event that the issue of the CSC for the Building is rejected or otherwise withheld or delayed as a result of any modification, alteration or addition or any installation carried out or caused to be carried out by the Tenant without the prior written consent of the Landlord or as a result of any act, default or omission on the part of the Tenant, the Landlord may by notice in writing require the Tenant to rectify the same within a period of fourteen (14) days. If the Tenant fails to rectify the same within the said period of fourteen (14) days, the Landlord, its workmen and/or agents shall be entitled to enter upon the Premises and carry out such works as may be necessary to comply with the requirements of the competent authorities. The cost of such works and any losses or damages suffered by the Landlord consequent upon the rejection, withholding or delay (as the case may be) of the CSC as aforesaid shall be a debt due by the Tenant and recoverable forthwith.

9.13	Car parks

(a)	Subject to Clause 9.13(b),

(i)	The Landlord shall provide to the Tenant 150 car park lots at the Premises during the Term (the "Allocated Car Park Lots") free of charge for the use of the Allocated Car Park Lots.

(ii)
The Tenant shall have a one-time first right of refusal in respect of the allocation of the 151st to 190th car park lots at the rate of S$90 per lot per month. Any further request for car park lots is subject to availability on a first-come-first-served basis at the same rate of S$90 per lot per month.

Exhibit 10.1

(b)
In the event of any surrender of the Premises under Clause 9.17 such that the Tenant occupies less than 166,200 square feet of the net lettable area of the Building, the Tenant’s entitlement under Clause 9.13(a) shall be revoked entirely and the Landlord will allocate one car park lot for every intergral multiple of 1,200 square feet of the net lettable area of the Building occupied by the Tenant after the surrender subject to payment for the car park lots at the rate under Clause 9.13(a)(ii).

9.13A	Designated Loading Docks

The Landlord shall for the duration of the Term provide the Designated Loading Docks for use by the Tenant and all persons authorised by the Tenant, free of charge. Where any of the Designated Loading Docks is not in use, any occupier in the Building may use the same provided always that when the Tenant or persons authorised by the Tenant wishes to use the Designated Loading Docks and notifies the Landlord accordingly, the Landlord shall take appropriate steps to clear such occupier from the Designated Loading Docks, in order to facilitate the use of the same by the Tenant or other person(s) authorised by the Tenant .

9.13B	Lift/Cargo Lift

Subject to the Landlord’s right to cease the operation of the lifts for repairs and maintenance works and provided that the Tenant occupies at least 166,200 square feet of the net lettable area of the Building, the Landlord shall for the duration of the Term, provide to the Tenant for exclusive use by the Tenant and all persons authorised by the Tenant free of charge, two (2) cargo lifts at the Building as shown delineated in red in the plan attached hereto and marked Appendix 6 for the purpose of identification. The operating hours for the cargo lifts are as follows:

(a)
one (1) of the two (2) cargo lifts designated for the Tenant's use and one (1) of the other two (2) cargo lifts for common use by all tenants of the Building shall operate for twenty-four (24) hours from Mondays to Sundays (gazetted public holidays included); and

(b)	the other cargo lift designated for the Tenant's use and the other common cargo lift shall operate from 6.00 a.m. to 12.00 midnight from Mondays to Sundays (gazetted public holidays included).

The Landlord shall for the duration of the Term provide the use of all four (4) passenger lifts at the following operating hours:

(i)	two (2) passenger lifts located at the rear lobby shall operate for twenty-four (24) hours from Mondays to Sundays (gazetted public holidays included); and

(ii)
two (2) passenger lifts located at the front lobby shall operate from 6.00 a.m. to 12.00 a.m. from Mondays to Fridays and from 6.00 a.m. to 1.00 p.m. on Saturdays (Sundays and gazetted public holidays excluded).

9.14	Option to Renew

Option Terms

The Tenant shall be entitled to two options to renew the Lease Agreement, subject to JTC’s consent:

Exhibit 10.1

Each renewal lease term shall be called an "Option Term" and each Option Term shall be for the following periods:

(a)	First Option Term	Ten (10) years commencing on the day after expiry of the Term.
(b)	Second Option Term
(i) In the event the Landlord’s leasehold estate in the Land under the Head Lease is extended, ten (10) years; and

(ii) In the event the Landlord’s leasehold estate in the Land under the Head Lease is not extended, such period equivalent to the remainder of the Landlord’s leasehold estate in the Land, less one day or such other term as may be agreed between the Landlord and the Tenant, commencing on the day after expiry of the First Option Term.

(collectively, the "Option to Renew").

Terms of the Renewed Leases

The lease for each Option Term shall contain the same terms and conditions as this Agreement save for the provisions in this Agreement in relation to the Partial Surrender Rights (Clause 9.17) and Reserved Premises Option (Clause 9.18A) which shall be omitted for both the First Option Term and the Second Option Term, and the following: :

(a)
this Clause 9.14, which shall be incorporated in the lease relating to the First Option Term, with the necessary variations or modifications made thereto, to set out the option granted to the Tenant for the Second Option Term;

(b)	this Clause 9.14, which shall be omitted entirely from the lease relating to the Second Option Term;

(c)	the Rent and Service Charge in respect of the Premises which shall be revised and determined in the manner provided in the Sixth Schedule hereto; and

(d)
in its application to the First Option Term, the provisions of Clause 9.16 shall apply, save that the period of seventy-two (72) months therein shall be varied to sixty (60) months and in its application to the Second Option Term, the provisions of Clause 9.16 shall apply, save that the period of seventy-two (72) months therein shall be varied to sixty (60) months.

Exercise of Option to Renew

To exercise its Option to Renew in respect of the First Option Term or the Second Option Term (as the case may be), the Tenant shall give written notice to the Landlord of its intention to exercise such Option to Renew, such notice to be given not less than eighteen (18) months prior to expiration of the Tenant’s lease agreement then in force Provided Always that:

(a)
the Option to Renew for the First Option Term shall be in respect of (i) the area of 166,200 square feet of NLA let to the Tenant at the Lease Commencement Date (the "Initial Premises") or (ii) all premises then leased by the Tenant when such notice to renew is given to the Landlord (the "FOT Premises"), which includes the Premises, the RFR Premises (if any), the Reserved Premises (if any) and excluding any Surrender Premises (as the case may be);

Exhibit 10.1

(b)
the Tenant shall have taken a lease of an area of not less than 219,293 square feet of the net lettable area of the Building by the last day of the 81st month from the Lease Commencement Date , before the Tenant may exercise the right to lease the Year 10 Premises; and

(c)
the Option to Renew for the Second Option Term shall be in respect of all premises then leased by the Tenant when such notice to renew is given to the Landlord (the "SOT Premises"), which includes the Premises, the RFR Premises, the Reserved Premises and excluding any Surrender Premises (as the case may be).

9.15	Offer to Purchase

Subject to JTC's right of first refusal pursuant to Clause 6.3(a) of the JTC Letter of Offer, after the expiry of three (3) years from the Lease Commencement Date and provided that the Tenant occupies at least 166,200 square feet of the net lettable area of the Building:

(a)	The Tenant may approach the Landlord to offer to purchase the Property subject to terms and conditions to be agreed between the Landlord and the Tenant at the point of offer (the "Offer to Purchase").

(b)
In the event that the Landlord wishes to sell the Property or receives from a third party any offer to purchase the Property which the Landlord intends to accept, the Landlord shall issue a written notice to the Tenant to that effect, and in the latter case, setting out material details of the offer. If the Tenant notifies the Landlord that it does not wish to purchase the Property within fourteen (14) days or such other period as may be mutually agreed by the Landlord and the Tenant) from the date of the Tenant’s receipt of the written notice or if the Tenant does not enter into a binding commitment for the purchase of the Property within fourteen (14) days or such other period as may be mutually agreed by the Landlord and the Tenant from the date of the Tenant's receipt of the written notice, the Landlord shall be entitled to dispose of its interest in the Property to a third party on substantially the same terms and conditions as those offered to the Tenant. If completion of the disposal of the Property does not occur within eighteen (18) months from the date of the Landlord’s written notice referred to in this Clause 9.15(b), any proposal to dispose of the Property or to accept any offer to purchase in respect of the same after the aforesaid eighteen (18) month period shall then remain subject to the right of first refusal under this Clause 9.15(b).

(c)
Clause 9.15 is personal to the Landlord and the Tenant and save for assignees which are the Tenant's related corporations, will not enure to the benefit of any other party having or acquiring an interest in the Premises from the Tenant, including the permitted assignees or Sub-Tenant of the Tenant.

9.16	Option to Terminate

The Tenant shall have the right to terminate the Lease Agreement after the expiry of seventy-two (72) months from the Lease Commencement Date without being liable for any penalty, fee (save for any administration fee payable) or compensation whatsoever, by serving on the Landlord not less than twelve (12) months’ prior written notice of its intention to terminate, such notice not to be served before seventy-two (72) months from the Lease Commencement Date, with the intention that the effective date of termination would fall after the expiry of eighty-four (84) months from the Lease Commencement Date (the "Option to Terminate").

9.17	Partial Surrender Rights

(a)
Subject to JTC’s consent and to JTC’s conditions (if any) imposed in respect of such partial surrender, the Tenant shall, after the expiry of forty-eight (48) months from the Lease Commencement Date, have the option to surrender from time to time such premises leased by it under or pursuant to this Agreement (including, where applicable, the RFR Premises and the Reserved Premises) so long as it continues to occupy at least 166,200 square feet of the net lettable area of the Building after each surrender without being liable for any penalty, fee (save for any administration fee payable) or compensation whatsoever to the Landlord (the "Partial Surrender Rights") Provided that such partial surrender of the Premises shall be on the following terms and conditions:

Exhibit 10.1

(i)
the Tenant shall give the Landlord not less than twelve (12) months’ prior written notice of its intention to surrender, such notice not to be served before the expiry of forty-eight (48) months from the Lease Commencement Date, with the intent that the effective date of surrender would fall after the expiry of sixty (60) months from the Lease Commencement Date;

(ii)
the size, location, configuration and layout of the part of the Premises to be surrendered shall be subject to the Landlord’s approval and to the surrendered space being contiguous and deemed marketable by the Landlord for leasing to any other party at the time of its surrender and which has reasonable access to Common Facilities and over the Common Areas;

(iii)
the Tenant shall bear the costs of (a) any necessary reconfiguration to create new access ways, corridors, partitions and party walls resulting from such surrender and (b) the preparation and finalisation of all necessary surrender documents to effect the surrender (excluding the Landlord’s legal fees) and stamp duty payable thereon (if any);

(iv)
with effect from (and including) the first partial surrender of the relevant Surrender Premises, the term "Premises" wherever it appears in this Lease Agreement shall refer (where the context so admits) to the Balance Premises remaining after each instance of surrender by the Tenant of part of the Premises;

(v)	the Tenant shall pay:

(i)	the monthly rent for the Balance Premises on the net lettable floor area of the Balance Premises calculated at the rate of Rent then applicable; and

(ii)	the monthly service charge for the Balance Premises on the net lettable floor area of the Balance Premises calculated at the rate of Service Charge then applicable; and

(vi)
the amount of security deposit held under this Agreement shall be adjusted (each an "Adjusted Security Deposit Amount") to an amount equivalent to ten (10) months’ of the monthly rent and service charge for the Balance Premises. Within thirty (30) days after the effective date of surrender of the Surrender Premises, the Landlord shall return to the Tenant the bank guarantee(s) held by the Landlord in exchange for a bank guarantee for an amount equivalent to the Adjusted Security Deposit Amount.

(b)	Subject to Clause 9.19B, the Landlord may lease the Surrender Premises to any third party. For the purpose of this Clause (q),

"Balance Premises" means the premises in the Building remaining leased by the Tenant at the relevant time after each surrender of the Surrender Premises; and

"Surrender Premises" means the relevant premises (where applicable) in the Building surrendered by the Tenant to the Landlord from time to time pursuant to this Clause 9.17.

9.18	Right of First Refusal

(a)	For the purposes of this Clause, the following words have the following meanings:

(i)
"RFR Premises" means the space available for rent in the Building from time to time (including for the avoidance of doubt, any Surrender Premises which is available for rent after eighteen (18) months from the date of surrender of the relevant premises);

(ii)
"Landlord’s Offer" means the offer made by the Landlord to the Tenant for lease of the RFR Premises at the prevailing market rent but otherwise on the same terms and conditions as are contained in this Agreement ; and

(iii)	"Tenant’s Notice" means the notice given by the Tenant to the Landlord accepting the Landlord’s Offer.

Exhibit 10.1

(b)
Subject as provided in this Clause, after the expiry of eighteen (18) months from the Lease Commencement Date, if the RFR Premises becomes available for lease for a term during the Term, the Landlord shall and for as long as the Tenant is occupying at least 166,200 square feet of the net lettable area of the Building, give the Landlord’s Offer to the Tenant first before the Landlord can offer that RFR Premises for lease to any other party (the "Right of First Refusal"). The Landlord’s offer shall be for a lease of the RFR Premises then available, at a rent and service charge which are the prevailing market rates for the RFR Premises but otherwise on the same terms and conditions as contained in this Agreement. If the Tenant:

(i)
wishes to lease the whole of that RFR Premises (and not part of it), the Tenant must give the Tenant’s Notice to the Landlord within fourteen (14) days (time being of the essence) from the date of the Landlord’s Offer; or

(ii)
does not give the Tenant’s Notice to the Landlord before expiry of the fourteen (14) day period referred to in Clause 9.18(b)(i) then the Tenant shall in such instance be deemed to have rejected the Landlord’s Offerfor lease of the whole of that RFR Premises (and not part of it) and the Tenant’s rights under this Clause 9.18(b)(ii) will not be exercisable by the Tenant for a period of twelve (12) months from the date of that Landlord's Offer. The Landlord may then offer to lease the whole or any part of that RFR Premises to any other party at a rent and on terms determined by the Landlord and shall be under no further obligation to offer to lease the RFR Premises (or any part thereof) to the Tenant until after the expiry of twelve (12) months from the date of that Landlord's Offer if the RFR Premises (or any part thereof) remain available for lease.

(c)
The Landlord is entitled to give first priority to any existing tenant of the RFR Premises to extend or renew its lease over such relevant RFR Premises leased from the Landlord pursuant to an option to renew whether granted to such tenant at the commencement of its term or upon a renewal of that term.

(d)
The right to lease the RFR Premises will absolutely lapse and will not be exercisable by the Tenant during the Term if the Tenant occupies less than 166,200 square feet of the the net lettable area of the Building.

(e)	If the Tenant has fully complied with the provisions of this Clause, the Landlord must grant and the Tenant must accept a lease of the RFR Premises on the terms set out in the Landlord’s Offer.

(f)	The lease document for the RFR Premises will be prepared by the Landlord at the Tenant’s cost and must be signed by the Tenant within fourteen (14) days of receipt.

9.18A    Reserved Premises Option

(a)	For the purposes of this Clause, the following words have the following meanings:

(i)
"Reserved Premises 1" means such rentable space at the first storey of the Building with an area of approximately 11,054 square feet as reserved by the Landlord within the area shown delineated in red in the plans attached as Appendix 8

(ii)
"Reserved Premises 2" means such rentable space at the fourth storey of the Building with an approximate area of 42,323 square feet as reserved by the Landlord, within the area shown delineated in pink in the plan attached as Appendix 8;

(iii)	"Reserved Premises" means both Reserved Premises 1 and Reserved Premises 2 or either one of Reserved Premises 1 or Reserved Premises 2, as the case may be;

(iv)
"Landlord’s Reserved Premises 1 Offer" means the offer by the Landlord to the Tenant of the lease of the Year 7 Premises at prevailing market rent but otherwise on the same terms and conditions as are contained in this Agreement ; and

Exhibit 10.1

(v)	"Tenant’s Reserved Premises 1 Notice" means the notice given by the Tenant to the Landlord accepting the Landlord’s Reserved Premises 1 Offer for the Year 7 Premises.

(iv)
"Landlord’s Reserved Premises 2 Offer" means the offer by the Landlord to the Tenant of the lease of the Year 10 Reserved Premises at prevailing market rent but otherwise on the same terms and conditions as are contained in this Agreement;

(vi)	"Tenant’s Reserved Premises 2 Notice" means the notice given by the Tenant to the Landlord accepting the Landlord’s Reserved Premises 2 Offer for the Year 10 Premises.

(vii)	"RP1 Acceptance Deadline" means the last day of the 66th month from the Lease Commencement Date;

(viii)	"Reserved Premises 1 Notification Deadline" means the last day of the 60th month from the Lease Commencement Date;

(ix)
"Reserved Premises 2 Notification Period" means the period commencing from the last day of the 84th month from the Lease Commencement Date and expiring on the last day of the 96th month from the Lease Commencement Date;

(v)	"RP2 Acceptance Deadline" means the last day of the 102nd month from the Lease Commencement Date;

(x)
"Year 7 Premises Commencement Period" means the period commencing on the first day of the 70th month from the Lease Commencement Date, and expiring on the first day of the 82nd month from the Lease Commencement Date;

(xi)	“Year 10 Premises” means the balance of the 31,850 square feet of the Reserved Premises 2 as shown in the plan attached as Appendix 8 and not let to the Tenant as part of the Year 7 Premises

(xii)
"Year 10 Premises Commencement Period" means the period commencing on the first day of the 106th month from the Lease Commencement Date and expiring on the first day of the 118th month from the Lease Commencement Date.

(b)
In consideration of the payment by the Tenant to the Landlord of a fee of S$250,000.00 ("Reserved Premises Option Fee") to be made at the same time as the payment of the Deposit under Clause 3.1, the Landlord hereby reserves for the Tenant the Reserved Premises on the following terms and conditions ("Reserved Premises Option").

(c)	Subject to the Tenant occupying 166,200 square feet or more of the the net lettable area of the Building of the Building, the Landlord shall:

(i)
notify the Tenant, no later than the Reserved Premises 1 Notification Deadline of the availability of the Reserved Premises 1 and part of the Reserved Premises 2 (such area on the first storey and selected area on the fourth storey of the Building (as selected by the Landlord) hereinafter referred to as the "Year 7 Premises"), The Year 7 Premises shall be of an aggregate area of 21,528 square feet, (subject to an adjustment by the Landlord upwards or downwards of the aforesaid area on the fourth storey of the Building by 2,153 square feet); and

(ii)
offer to the Tenant for lease at prevailing market rent but otherwise on the same terms and conditions as are contained in this Agreement, such Year 7 Premises as aforesaid (the "Landlord’s Reserved Premises 1 Offer"), for a term commencing on a date which falls within the Year 7 Premises Commencement Period and expiring on the same date as the Term. Such offer shall be in respect of the whole and not part of the Year 7 Premises.

(d)
If the Tenant wishes to accept the Landlord’s Reserved Premises 1 Offer, the Tenant must give the Tenant’s Reserved Premises 1 Notice to the Landlord no later than the RP1 Acceptance Deadline (time being of the essence); If the Tenant does not give the Tenant’s Reserved Premises 1 Notice to

Exhibit 10.1

the Landlord by the RP1 Acceptance Deadline, the Tenant’s right to lease the Year 7 Premises under the Reserved Premises 1 Option will absolutely lapse with respect to the whole of the Reserved Premises 1 and Reserved Premises 2 (and not part of it) and will not be exercisable by the Tenant during the remainder of the Term, save that the Tenant’s right of first refusal under Clause 9.18 over the Reserved Premises 1 and Reserved Premises 2 throughout the Term shall not be affected in any way and Clause 9.18 shall apply mutatis mutandis to this right of first refusal. The Landlord may then offer to lease the whole or any part of the Reserved Premises 1 and Reserved Premises 2 to any other party at a rent and on terms determined by the Landlord and shall be under no further obligation to offer to lease the Reserved Premises 2 (or any part thereof) to the Tenant by the Reserved Premises 2 Notification Deadline without prejudice however to the Tenant’s right of first refusal over the Reserved Premises 1 and the Reserved Premises 2 should the Reserved Premises 1 and/or the Reserved Premises 2 become subsequently available for lease during the remainder of the Term.

(e)
If the Tenant’s Reserved Premises 1 Notice is given to the Landlord by the RP1 Acceptance Deadline as referred to in Clause 9.18A(d), the Landlord shall grant and the Tenant shall accept a lease of the Year 7 Premises on the terms set out in the Landlord’s Reserved Premises 1 Offer and the lease document will be prepared by the Landlord at the Tenant’s cost and must be signed within fourteen (14) days of receipt.

(f)	Subject to:

(i)	the Tenant having served its notice under Clause 9.14 to exercise its Option to Renew the Term for the First Option Term; and

(ii)	the Year 7 Premises not having been surrendered at any time prior to the expiry of the Term,

the Landlord will notify the Tenant, within the Reserved Premises 2 Notification Period of the availability of the Year 10 Premises (which shall be contiguous to the part of the Year 7 Premises on the fourth storey of the Building leased to the Tenant) and so long as the Tenant occupies 217,140 square feet of the net lettable area of the Building at that time, offer to the Tenant for lease the Year 10 Premises at the prevailing market rent but otherwise on the same terms and conditions as are contained in this Agreement, for a term commencing on a date which falls within the Year 10 Premises Commencement Period and expiring on the same date as the First Option Term.

(g)
If the Tenant wishes to accept the Landlord’s Reserved Premises 2 Offer, the Tenant must give the Tenant’s Reserved Premises 2 Notice to the Landlord no later than the RP2 Acceptance Deadline (time being of the essence). If the Tenant does not give the Tenant’s Reserved Premises 2 Notice to the Landlord by the RP2 Acceptance Deadline, the Tenant’s right to lease the Year 10 Premises under the Reserved Premises Option will absolutely lapse with respect to the whole of the Reserved Premises 2 (or the balance thereof not let to the Tenant as part of the Year 7 Premises, as the case may be ) and will not be exercisable by the Tenant during the remainder of the Term save that the Tenant’s right of first refusal under Clause 9.18 over the Reserved Premises 2 throughout the Term shall not be affected in any way and Clause 9.18 shall apply mutatis mutandis to this right of first refusal. The Landlord may then offer to lease the whole or any part of the Reserved Premises 2 to any other party at a rent and on terms determined by the Landlord without prejudice to the Tenant’s right of first refusal for the Reserved Premises 2 should the Reserved Premises 2 become subsequently available for lease during the remainder of the Term.

(h)
If the Tenant’s Reserved Premises 2 Notice is given to the Landlord by the RP2 Acceptance Deadline, the Landlord shall grant and the Tenant shall accept a lease of the Year 10 Premises or such part thereof on the terms set out in the Landlord’s Reserved Premises 2 Offer and the lease document will be prepared by the Landlord at the Tenant’s cost and must be signed within fourteen (14) days of receipt.

(i)
For the avoidance of doubt, (i) this Clause 9.18A shall apply only to the Term and shall not apply to the First Option Term or the Second Option Term; and (ii) the availability of the Reserved Premises is subject to such Reserved Premises or any part thereof not having been already leased by the Tenant pursuant to its rights under Clause 9.18.

Exhibit 10.1

9.18B	Prohibition Regarding Prohibited Parties

9.18B.1 The Landlord hereby undertakes that for as long as the Tenant occupies at least 166,200 square feet of the net lettable area of the Building, it will not:

(a)	grant any lease, licence or other occupation rights in respect of any part of the Building or any part of the Land to a Prohibited Party;

(b)	grant or permit any signages bearing the name or logo of any Prohibited Party to be located on any part of the Building or at any part of the Land; and

(c)	allow any part of the Building or any part of the Land, to be sub-leased, sub-licensed or occupied by any Prohibited Party; or

(d)	sell, assign or otherwise dispose of the Property or any part thereof, to a Prohibited Party.

9.18B.2 The right in this Clause is personal to the Tenant and (save for assignees which are the Tenant's related corporations (as defined in the Companies Act, cap 50 of Singapore) will not enure to the benefit of any other party having or acquiring an interest in the Premises from the Tenant including a permitted assignee or Sub-Tenant of the Tenant. Provided Always that the prohibitions set out in Clause 9.18B.1 above shall not apply to any occupier who is already occupying space or any party who has accepted an offer to lease space prior to such occupier or party being notified by the Tenant to the Landlord as being a Prohibited Party in accordance with Appendix 3.

9.18B.3 The Landlord hereby undertakes that it shall take such appropriate steps against any occupier of the Other Premises to restrain such occupier from engaging in any activity that is pollutive or hazardous, or emits noise, vibration or smell, in each case, excessively.

9.19	Termination

(a)
Notwithstanding the other provisions of this Letter, if the Landlord intends to redevelop, retrofit, or upgrade the Building, the Landlord shall be entitled to determine this Lease by giving to the Tenant not less than twenty-four (24) months' notice in writing to the Tenant to that effect, and upon the expiry of such notice, the Term shall absolutely cease and determine and the Tenant shall (if still in occupation) vacate the Premises without compensation from or any claim whatsoever against the Landlord but such termination shall be without prejudice to any right of action of either Party against the other in respect of any antecedent breach of the Lease. Provided always that during the Term such notice shall not be served before the expiry of ten (10) years of the Term or in the event of a renewal of this Agreement pursuant to Clause 9.14, before the expiry of five (5) years of the First Option Term.

(b)
Notwithstanding the other provisions of this Lease, if any notice, order or gazette notification of intended acquisition or of acquisition is issued, made or served by the Government or any competent authority acquiring or intending to acquire     the Property, or such part thereof:

(i)	such that the Property is rendered substantially unfit for the Tenant’s use or occupation, or

(ii)     such that access to the Property is adversely affected,

the Landlord shall be entitled to determine the Term herein by giving a notice in writing to the Tenant to that effect and on the date of termination of this Lease as specified in the said notice, the Term shall absolutely cease and determine provided always that such date shall not be earlier than the earliest of:

(A)	the date the Landlord is required to deliver possession of the Property to the acquiring authority or JTC;

(B)	the date of termination of the Head Lease; or

(C)	such other relevant date as may be imposed by the acquiring authority or JTC;

Exhibit 10.1

and provided further that the Tenant shall vacate the Premises earlier, if required, to facilitate compliance with the terms of the relevant notice issued pursuant to the provisions of the Land Acquisition Act (Chapter 152 of Singapore) for the taking of possession by the competent authority but no reinstatement works are required to be carried out by the Tenant unless such reinstatement of the Premises is required to enable the Landlord to comply with its obligations or any requirements of the competent authority prior to the taking of possession of the Premises by the competent authority.

9.19A	Termination of Head lease

If the Head Lease is terminated for any reason whatsoever, then upon such termination and without prejudice to the other terms of this Lease, the Term shall absolutely cease and terminate without prejudice to any rights and remedies of either party for any antecedent breach of the terms of this Lease by the other party, and where termination of the Head Lease does not arise from or in connection with any wilful default or gross negligence of the Landlord, the Landlord shall not be liable for any inconvenience, loss, damage, compensation, costs or expenses whatsoever due to the termination of the Head Lease and the subsequent termination of this Lease.

9.20	Landlord's Right to Assign

(a)
Subject to Clause 9.18B and subject further to the Tenant’s rights under Clause 9.15, in the event of a sale, transfer or disposal of the Property, the Landlord shall be entitled to assign all its rights, interest and title under this Agreement.

(b)
The Tenant hereby expressly acknowledges and undertakes to the Landlord that where the Landlord, in the event of a sale, transfer or disposal of the Property, assigns its rights and interest in under or arising out of this Lease (including the transfer of the Deposit), then subject to the transferee having undertaken in writing to the Tenant to be bound by all the terms, covenants, stipulations and conditions of this Agreement on the part of the Landlord to be observed, performed and complied with (excluding Clause 9.15 and including but not limited to, the obligation to refund the Deposit and any other sums under this Agreement to the Tenant in accordance with the provisions of this Agreement), and subject further to Clause 9.18B and the Tenant’s rights under Clause 9.15, the Tenant shall be deemed to have consented to such assignment and shall accept any transferee of the Landlord as its new landlord and shall release the Landlord from all its obligations under the provisions of this Lease and in particular the obligation of the Landlord to refund the Deposit and any other sums pursuant to this Lease. Where required by the Landlord, the Tenant shall enter into and execute any novation agreement entered into or to be entered into by the Landlord and its transferee, such agreement to contain the usual terms found in novation agreements and to be prepared by and at the expense of the Landlord.

9.21	Taxes

(a)
The rent and other sums payable by the Tenant under this Agreement (hereinafter collectively called "the Agreed Sum") shall, as between the Landlord and the Tenant, be exclusive of any applicable goods and services tax, imposition, duty and levy whatsoever (hereinafter collectively called "Taxes") which may from time to time be imposed or charged before, on or after the commencement of the Term (including any subsequent revisions thereto) by any government, quasi-government, statutory or tax authority on or calculated by reference to the amount of the Agreed Sum (or any part thereof) and the Tenant shall pay all such Taxes reimburse the Landlord for the payment of such Taxes, as the case may be, in such manner and within such period as to comply or enable the Landlord to comply with any applicable orders or directives of such authorities and the relevant laws and regulations.

(b)
The rights of the Landlord under this Clause shall be in addition and without prejudice to any other rights or powers of the Landlord under any applicable order or directive of the Authorities or any relevant law or regulation, to recover from the Tenant the amount of such Taxes which may be or is to be paid or borne by the Landlord.

Exhibit 10.1

(c)
The Tenant shall indemnify and hold harmless the Landlord from any losses, damages, claims, demands, proceedings, actions, costs, expenses, interests and penalties suffered or incurred by the landlord arising from any claim, demand, proceeding or action that may be made or instituted by the Authorities in respect of such Taxes and resulting from any failure or delay on the part of the Tenant in the payment and discharge of any such Taxes.

(d)	Without prejudice to Clause 9.21(a), the Tenant shall not be liable for any income tax that may be levied or imposed on the income of the Landlord

9.22	No warranty

The Tenant shall accept the Premises "as is where is" on the date on which the Premises are made available to it. Save and except that the Premises are as at the date of this Agreement approved by JTC for the Permitted Use as set out in the JTC Letter of Offer, the Landlord does not expressly or impliedly warrant that the Premises are now or will remain suitable or adequate for all or any of the purposes of the Tenant and warranties (if any) as to the suitability or adequacy of the Premises implied by law are hereby expressly negated.

9.23	Payments

Any and all payments made or sent to the Landlord may be applied and/or appropriated by the Landlord in any order or manner as the Landlord shall in its absolute discretion deem fit notwithstanding any specific appropriation instructions or conditions imposed by the Tenant or any other person making payment on behalf of the Tenant. The Landlord shall not be bound by any appropriation instructions or conditions imposed by the Tenant by virtue of the Landlord's acceptance of any payment tendered by or on behalf of the Tenant.

9.24	Severability

If anyone or more of the provisions contained in this Lease shall be deemed invalid, unlawful or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

9.25	Waiver

(a)
No waiver whether express implied or due to an oversight by the Landlord of a breach default or non-observance or non- performance of provisions in this Lease contained or implied shall operate as a waiver of any continuing or subsequent breach of the same or of any other covenant obligation or provision in this Lease contained or implied nor shall it operate in any manner so as to defeat or affect in any way the rights of the Landlord in respect of any such continuing or subsequent breach default or non-observance or non-performance.

(b)
Any time or other indulgence granted by the Landlord's rights under this Lease shall be without prejudice to and shall not be taken as a waiver of any of the Landlord's rights under this Lease nor shall it prejudice or in any way limit or affect any statutory rights powers and remedies from time to time vested in or exercisable by the Landlord.

(c)
Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way operate as a waiver or release of any of the provisions hereof, nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in future, unless expressly so extended.

9.26	Consents and Approvals

In any case where the Landlord's consent or approval is required, such consent or approval shall be obtained before the act or event to which it applies is carried out or occurs and shall be effective only when the consent or approval is given in writing. Such consent or approval may be withheld or given at the Landlord's absolute discretion or given subject to such terms and conditions as the Landlord deems fit.

Exhibit 10.1

9.27	Notices

Any notice under this Lease shall be in writing. Any notice to be given hereunder shall be served on the Landlord by delivering the same personally or by sending it through prepaid registered post addressed to the Landlord at its registered office aforesaid or at such other address as the Landlord may from time to time notify the Tenant in writing and any notice to be served on the Tenant shall be sufficiently served if served personally or if forwarded by prepaid registered post to the Premises or at such other address as the Tenant may from time to time notify the Landlord in writing and any notice sent by post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.

9.28	Governing law

The validity, construction, interpretation and enforcement of this Lease and any document or agreement contemplated herein and all rights, remedies, powers, obligations and liabilities hereunder shall be governed by the laws of the Republic of Singapore and the parties hereto agree to submit to the nonexclusive jurisdiction of the courts of Singapore.

9.29	Entire agreement

The Agreement to Develop and Lease sets forth the entire and only agreement and understanding between the parties hereto and this Agreement and no purported variation or amendment shall be effective unless made in writing with the mutual express consent of the parties hereto. The parties hereto declare that no further or other covenants agreements provisions or terms whether in respect of the Premises or the Building or the other tenants thereof or otherwise shall be deemed to be implied herein or to arise between the Parties by way of collateral or other agreement by reason of any promise representation warranty or undertaking given or made by either party hereto and the existence of any such implication or collateral to the other on or prior to the execution hereof or other agreement is hereby made invalid.

9.30	Lease Agreement to Prevail

All provisions of the Agreement to Develop and Lease shall continue to bind the Parties as though they are expressly incorporated into this Agreement so long as they are still relevant and to be observed and performed and are not repeated or inconsistent with the provisions of this Agreement. If there shall be any inconsistency between the provisions of this Agreement and the provisions of the Agreement to Develop and Lease, then the provisions of this Agreement shall prevail.

9.31	Confidentiality of Information

Both Parties agree to hold all the terms and conditions of this Agreement in strict confidence and not to disclose the same to any party except to each Party's respective shareholders, officers and employees who are directly involved in this Agreement. Notwithstanding the aforesaid, the confidentiality obligations shall not apply to:

(a)	any information which is already generally known to the public and which is not released to the public domain in breach of either Party's confidentiality obligations hereunder;

(b)
any information which is required to be disclosed pursuant to any applicable laws or to any Authorities or pursuant to rules or regulations of any relevant regulatory, administrative or supervisory body (including without limitation, any relevant stock exchange or securities council) including in the event of a public listing of securities within the meaning of the Securities and Futures Act (Chapter 289 of Singapore) affecting the Premises, any information where such disclosure is required by the prevailing listing rules, a regulatory authority or stock exchange or as part of a due diligence exercise;

(c)
any information which is required to be disclosed by law or pursuant to any legal process issued by any court of law or tribunal in Singapore and any disclosure to a court of law, arbitrator, tribunal or mediator in connection with any legal proceedings, arbitration or mediation shall be deemed to be disclosure required by law;

(d)	any information disclosed by either of the Parties to their respective bankers, financial advisors, auditors, consultants, Main Contractor, licensed valuers and legal or other advisors;

Exhibit 10.1

(e)
any information which is required to be disclosed to the holding company of either Party and either Party's branches or offices or related corporations (as defined in the Companies Act (Chapter 50 of Singapore);

(f)
(in respect of either Party's confidentiality obligation) any information which is required to be disclosed to any actual or potential purchaser or transferee of the Building or any part thereof, any actual or potential assignee of either Party, any actual or potential investor, mortgagee, chargee, financial adviser, consultant, valuer, manager, trustee, legal or other advisers in either Party or the Building or any part thereof (collectively, "Interested Parties"), or to any actual or potential banker, mortgagee, chargee, financial advisor, consultant, valuer, manager, trustee, legal or other advisers of any of the Interested Parties, and in connection with such disclosure, either Party is entitled to include any such information in any document which is publicly available;

(g)	any information which either Party has consented in writing to its disclosure by the other Party; and

(h)	any information disclosed to potential tenants in the Building, for the purposes of evidencing the Landlord’s obligations under this Agreement when marketing the premises in the Building.

9.32	Contracts (Rights of Third Parties) Act

A person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act (Chapter 53B of Singapore) to enforce any of their terms.

9.33	Costs and Expenses

(a)
The Parties shall bear their respective legal costs, fees and disbursements incurred by in connection with the negotiation, preparation and completion of this Agreement (in duplicate) and any other document relating to this Agreement.

(b)
The Landlord shall pay or indemnify the Tenant (on a full indemnity basis) against all legal costs and fees incurred by the Tenant in consulting solicitors in connection with the enforcement of any material provision of this Agreement in the event that the Landlord acknowledges or does not dispute that it is in breach of any material provision of this Agreement or is adjudged by a court, tribunal or arbitrator to be in breach of any material provision of this Agreement.

9.34	Acknowledgement by Parties

Capacity

Notwithstanding any provision to the contrary in this Agreement, each of the parties to this Agreement acknowledges and agrees that the Landlord has entered into this Agreement only in its capacity as trustee of Mapletree Industrial Trust and not in the Landlord’s personal capacity and all references to the Landlord in this Agreement shall be construed accordingly. Accordingly, notwithstanding any provision in this Agreement, the Landlord has assumed all obligations under this Agreement in its capacity as trustee of Mapletree Industrial Trust and not in its personal capacity and any liability of or indemnity given by the Landlord under this Agreement any power or right conferred on any receiver, attorney, agent and/or delegate is limited to the assets of Mapletree Industrial Trust over which the Landlord has recourse and shall not extend to any personal or other assets of the Landlord or any assets held by the Landlord as trustee of any trust (other than Mapletree Industrial Trust). Any obligation, matter, act, action or thing required to be done, performed or undertaken by the Landlord under this Agreement shall only be in connection with matters relating to Mapletree Industrial Trust (and shall not extend to the Landlord’s obligations in respect of any other trust or real estate investment trust of which it is a trustee).

Exhibit 10.1

No recourse

It is hereby agreed that the Landlord’s obligations under this Agreement will be solely the corporate obligations of the Landlord and there shall be no recourse against the shareholders, directors, officers or employees of the Landlord for any claims, losses, damages, liabilities or other obligations whatsoever in connection with any of the transactions contemplated by the provisions of this Agreement.

Legal action or proceedings

For the avoidance of doubt, any legal action or proceedings commenced against the Landlord whether in Singapore or elsewhere pursuant to this Agreement shall be brought against the Landlord in its capacity as trustee of Mapletree Industrial Trust and not in its personal capacity.

Exhibit 10.1

THE FIRST SCHEDULE ABOVE REFERRED TO

All that/those unit(s) containing an aggregate floor area of 197,765 square feet as which said unit(s) is/are known as #01-01, #03-01, #05-01, 23A Serangoon North Ave 5 and are more particularly delineated and edged red on the plan(s) annexed hereto and marked Appendix 7 for the purpose of identification.

Exhibit 10.1

THE SECOND SCHEDULE ABOVE REFERRED TO

The "rights" excepted and reserved by the Landlord and all persons authorised by the Landlord referred to in Clause 2

1.	Use of Conducting Media

The right to the free and uninterrupted passage and running of water, sewerage, electricity, telephone and other services or supplies from and to other parts of the Building in and through the Conducting Media which now or may during the Term be In, on, under or over the Premises.

2.	Construction of Conducting Media

The right to construct or erect in or under through or over the Premises or repair and maintain at any time during the Term any Conducting Media for the benefit of any other part of the Building.

3.	Access

The right at all reasonable times and by prior appointment (save in cases of emergency) to enter and in cases of emergency to break into and enter the Premises:

(a)
To examine the same and to make such alterations, improvements or additions as the Landlord may deem necessary or desirable, and the Landlord shall be allowed to take all materials that may be required therefore into and upon the Premises without the same constituting an eviction of the Tenant in whole or in part;

(b)
To inspect, repair and/or test the mechanical, electrical, fire safety systems and other facilities serving the Building, the Building or the Premises and to conduct any exercise or acts relating to the safety, protection, preservation or improvement of the Building;

(c)
To inspect, cleanse, connect, repair, remove, replace with others, alter or execute any works whatsoever to or in connection with the Conducting Media easements or services referred to in paragraphs 1 and 2 of this Schedule;

(d)	To view the state and condition of and repair and maintain the Premises and the Building or any part thereof where such viewing or work would not otherwise be reasonably practicable;

(e)	To carry out any work or do anything whatever comprised within the Landlord's obligations in law or under this Lease;

(f)
(if there is an Air Handling Unit ("A.H.U") room in the Premises) To gain access to the A.H.U. room for the purpose of servicing or carrying out any repairs or works in the A.H.U. room but provided always that in the event the Landlord shall require access after the Operating Hours in Singapore for such purposes, the Tenant shall permit the same and the Landlord shall notify the Tenant immediately upon completion of such works but shall not be responsible for the securing or locking of the Premises upon completion of the servicing and/or repairs or works in the A.H.U. room, and without limiting the generality of Clause 9.7 of the Lease, the Landlord shall not be responsible for any damage to or loss of goods or property (whether belonging to the Tenant or to others) or loss, damage or injury to the Premises howsoever caused or any consequential loss therefrom;

(g)	To take schedules or inventories of fixtures and other items to be yielded up on the expiry of the Term;

(h)	To construct, alter, maintain, repair or fix anything or additional thing serving the Building or the adjoining premises or property of the Landlord, and running through or on the Premises;

(i)	To exercise any of the rights granted to the Landlord by this Lease; and

Exhibit 10.1

(j)
In connection with the development of the remainder of the Building or any adjoining or neighbouring land or premises, including the right to build on or onto or in prolongation of any boundary wall of the Premises.

4.	Scaffolding

The right to erect scaffolding for the purpose of inspecting repairing or cleaning the Building or the Building notwithstanding such scaffolding may temporarily restrict the access to or use and enjoyment of the Premises Provided that the Landlord shall use its best endeavours to ensure that this does not materially affect the Tenant’s ability to use or access the Premises.

5.	Light, Air, Support. etc.

The rights of light, air, support, protection, shelter and all other easements and rights now or after the date of this Agreement belonging to or enjoyed by any parts of the Building or the Building.

6.	Changes to Building

Full right and liberty at any time after the date of this Lease to alter, raise the height of or rebuild the Building excluding the Premises in such manner as the Landlord shall think fit notwithstanding the fact that the same may obstruct, affect or interfere with the amenity of or access to the Premises or the passage of light and air to the Premises. Provided that any works which the Landlord carries out under this Clause shall not result in a breach of the Key Parameters, or any of them.

7.	Prevention of Access

(a)
Full right in the event of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in the Landlord's opinion to prevent access to the Building including closing the entrances thereto during the continuance of the same and for so long and in such manner as the Landlord deems necessary or appropriate.

(b)
The right at all times to refuse access to the Building or the Building or otherwise control such access in respect of any person whose presence in the Building or the Building may in the opinion of the Landlord be prejudicial to the safety, character, reputation and interests of the Building, its occupants or the Landlord.

8.	Rights on Tenant's Default

On each and every occasion on which the Tenant omits or neglects to do or effect anything which the Tenant is obliged by this Lease to do or effect, it shall be lawful (but not obligatory upon the Landlord and without prejudice to any rights and powers arising from such default) for the Landlord to do or effect such thing by its architects, contractors, workmen, servants, employees and agents as if the Landlord or its architects, contractors, workmen, servants employees and agents may enter upon the Premises and there remain for the purpose of doing or effecting any such thing and all costs and expense of carrying out such thing or works shall be payable by the Tenant on demand.

Exhibit 10.1

THE THIRD SCHEDULE ABOVE REFERRED TO

S/No	Item	Particulars

1.	Agreement to Develop and Lease	Dated: 7 May 2012

2.	Tenant	Kulicke & Soffa Pte. Ltd.

3.	Rent	S$251,162 per month calculated at the rate of S$1.27 per square foot per month on the NLA subject to a yearly rent escalation of two per cent (2%) per annum on the preceding year’s Rent.

4.	Service Charge	S$88,994 per month calculated at the rate of S$0.45 per square foot per month subject to a yearly service charge escalation of two per cent (2%) per annum on the preceding year’s Service Charge.

5.	Deposit
$3.42 million being the equivalent to the aggregate of ten (10) months' Rent and Service Charge. The Deposit is subject to increase in the event of an increase in the Rent and/or the Service Charge or in the event of adjustment of the Rent and Service Charge upon determination of the floor area as set out in the First Schedule, if applicable.

6.	Term	Ten (10) years commencing from 1 December 2013 and expiring on 30 November 2023.

7.	(A) First Option Term (B) Second Option Term
Ten (10) years commencing from the day falling immediately after the expiry of the Term at a revised rent and service charge to be determined in accordance with the Sixth Schedule.

(i) In the event the Landlord’s leasehold estate in the Land under the Head Lease is extended, ten (10) years; and

(ii) In the event the Landlord’s leasehold estate in the Land under the Head Lease is not extended, such period equivalent to the remainder of the Landlord’s leasehold estate in the Land, less one day or such other term as may be agreed between the Landlord and the Tenant, commencing on the day after expiry of the First Option Term at a revised rent and service charge to be determined in accordance with the Sixth Schedule.

8.	Rent Free Period	Three (3) months commencing from the Lease Commencement Date.

Exhibit 10.1

9.	Permitted Use
(a) research, design and manufacturing of semiconductor, high precision equipment and assembly equipment only; and

(b) all other allowable uses that are approved by JTC and the other relevant Authorities and by the Landlord (such approval by the Landlord not to be unreasonably withheld).

10.	Maximum Floor Loading	20 kN/m2 (for 1st storey of the Building) 2.5 kN/m2 (for 2nd storey carpark of the Building) 15 kN/m2(from 3rd to 5th storeys of the Building)

11.	Public Liability Insurance	S$5 million

12.	Lift Services
Cargo lifts

(a) One (1) of the two (2) cargo lifts designated for the Tenant's use and one (1) of the other two (2) cargo lifts for common use by all tenants of the Building shall operate for twenty-four (24) hours from Mondays to Sundays (gazetted public holidays included); and

(b) The other cargo lift designated for the Tenant's use and the other common cargo lift shall operate from 6.00 a.m. to 12.00 midnight from Mondays to Sundays (gazetted public holidays included).

Passenger lifts

(a) Two (2) passenger lifts located at the rear lobby shall operate for twenty-four (24) hours from Mondays to Sundays (gazetted public holidays included); and

(b) Two (2) passenger lifts located at the front lobby shall operate from 6.00 a.m. to 12.00 midnight from Mondays to Fridays and from 6.00 a.m. to 1.00 p.m. on Saturdays (Sundays and gazetted public holidays excluded).

Exhibit 10.1

13.	Air-Conditioning
The Landlord shall provide air-conditioning services to the Tenant from 8.00 a.m. to 6.00 p.m. from Mondays to Fridays and from 8.00 a.m. to 1.00 p.m. on Saturdays (Sundays and gazetted public holidays excluded) at no extra charge to the Tenant.

Tenant shall pay for such air-conditioning services provided by the Landlord to the Premises at the rate of $0.0011per square foot per hour, subject to the air-conditioning services being provided by the Landlord for a minimum of 10 hours or such longer period as may be requested by the Tenant, outside of 8.00 a.m. to 6.00 p.m. in accordance with Clause 5.2 of this Agreement. The Landlord shall, acting reasonably, be entitled at any time and from time to time to revise these rates by giving to the Tenant at least one (1) week's written notice.

Exhibit 10.1

THE FOURTH SCHEDULE ABOVE REFERRED TO

For the purposes of this Fourth Schedule only, reference to "Premises" shall mean the Initial Premises and any additional premises (if any) which may be let to the Tenant from time to time.

1.	FITTING-OUT

1.1    Fitting-Out Period

The Landlord shall grant the Tenant a licence to the Premises for the duration of the Fitting-Out Period for the sole purpose of carrying out the Tenant's Fitting-Out Works during such times as shall be notified to the Tenant by the Landlord from time to time.

1.2    Purpose

During the Fitting-Out Period, the Tenant shall not without the prior written consent of the Landlord (which consent may be granted on such terms and conditions as the Landlord deems fit in its absolute discretion) use the Premises for any purpose other than for the Tenant's Fitting-Out Works.

1.3    Rent and Service Charge during Fitting-Out Period

No Rent or Service Charge shall be payable during the Fitting-Out Period provided that the Tenant complies with all the terms and conditions of this Lease. For the avoidance of doubt, in the event that the Tenant obtains the Landlord's consent pursuant to Clause 1.2 of this Schedule to commence business on the Premises during the Fitting-Out Period, the Tenant shall have to pay Rent or Service Charge during the Fitting-Out Period. In the event that the Term is prematurely terminated by the Tenant for any reason whatsoever (save for a termination pursuant to the Tenant’s rights under Clause 9.16) or this Lease is determined by the Landlord in consequence of the Tenant's breach of any of the terms or conditions applicable to this Lease, then in addition and without prejudice to the other rights or remedies of the Landlord, the Tenant shall compensate and pay to the Landlord, on demand, an amount equivalent to the Rent and Service Charge that would have been payable for the entire Fitting-Out Period as if the Fitting-Out Period had constituted part of the Term.

1.4    No Lease

Notwithstanding the foregoing, the Tenant's occupation of the Premises during the Fitting-Out Period does not operate as a lease and shall be by way of license only. During the Fitting-Out Period, the Tenant does not have and is not entitled to any estate, right or interest in the Premises either as completed or in the course of renovation or in any materials other than those materials deposited by the Tenant on the Premises in connection with the Tenant's Fitting-Out Works and not yet utilised in the renovation.

1.5    Terms and Conditions

The Tenant shall comply fully with all provisions and stipulations set out in the Fourth Schedule.

1.6    No delay in commencement of Term

No delay in carrying out or completing all or any of the Tenant's Fitting-Out Works whether caused by any governmental and/or statutory authorities or by the Tenant's consultants or contractors or otherwise howsoever shall be a ground for delaying the commencement of the Term and/or relieving the Tenant from the performance and observance of the stipulations, covenants and conditions contained in this Lease and to be observed and performed by the Tenant.

1.7    Fitting-Out Plans

The Fitting-Out Plans shall comprise all plans and designs relating to the renovation and fitting-out of the Premises including but not limited to:

(a)	particulars of the type, quality, materials and specifications of all internal partitions to be used in the Premises;

Exhibit 10.1

(b)	all construction, furnishing, installation, improvements, equipment and fixtures within the Premises; and

(c)
all works relating to the interior of the Premises such as interior design and decorations, partitioning, fittings, flooring, carpeting, carpentry, lighting and light fixtures, plumbing, ceilings and other interior finishes.

1.8    Submissions

The Tenant shall at its own cost and expense submit through the Landlord's Consultants all Fitting-Out Plans and other documents (if any) which are required to be submitted to the Building and Construction Authority, Singapore and/or any other relevant authorities for their respective approvals.

1.9    Landlord's expenses

All costs and expenses relating to the preparation submission and approval of the Fitting-Out Plans and all of the Tenant's Fitting-Out Works and all architects, engineers and other consultants' fees incurred in connection with the same including the Landlord's Consultants' reasonable fees shall be borne solely by the Tenant and shall be payable on demand.

2.	TENANT'S FITTING-OUT WORKS

2.1	Approvals

The Tenant's Fitting-Out Works shall be carried out by the Tenant in accordance with the Fitting-Out Plans approved by the Landlord and, where applicable, the Landlord's Consultants. The approval of the Landlord and the Landlord’s Consultants shall not be unreasonably withheld. The Tenant undertakes to obtain or procure all necessary governmental and statutory consents, permissions and approvals in respect of the Tenant's Fitting-Out Works (the "Fitting-Out Consents") prior to the commencement of any such works and to comply with all statutes and with the terms, conditions and requirements of all Fitting-Out Consents in the execution of any fitting-out works.

2.2	Conditions Precedent

The Tenant shall prior to the commencement of the Tenant's Fitting-Out Works:

(a)
effect and maintain, or procure the effecting and maintenance of, policies of insurance in such form as the Landlord may specify with an insurance company approved by the Landlord (which approval shall not be unreasonably withheld) to cover all risks and third party liability and/or such other risks as the Landlord may from time to time require and for such sum as may be reasonably specified by the Landlord (having regard to industry practice and the extent and nature of the fitting out works) in respect of any one occurrence covering the period between the date of commencement of the Fitting-Out Period and the date of commencement of the Term and shall in all such policies name the Landlord and the Tenant's fitting-out contractor as the co-insured parties for their respective interests;

(b)
establish an account with the Utilities Provider for the supply of electricity and/or water to the Premises to be separately metered for the account of the Tenant. Provided That the Landlord may in its absolute discretion permit the Tenant to utilise during the Fitting-Out Period electricity and/or water supplies from a source other than the Tenant's established account with the Utilities Provider as aforesaid, in which case the Tenant shall pay to the Landlord from time to time such additional sums as the Landlord may determine as being the estimated fees for the use of such electricity and/or water. In this regard, the Landlord's determination of the sum payable by the Tenant shall, in the absence of manifest error, be conclusive and binding on the Tenant;

Exhibit 10.1

(c)
deposit with the Landlord, an amount notified by the Landlord to the Tenant computed on the basis of S$1.50 per square foot of the premises being fitted out subject to a minimum of S$2,000.00, as security for the due performance and observance by the Tenant of the terms and conditions hereof and or the Tenant's compliance with the following:

(i)	duly carrying out and completing the Tenant's Fitting-Out Works within the Fitting-Out Period;

(ii)
paying on written demand the costs of rectifying all damage to the Premises, adjoining premises and/or the Building caused by the Tenant, its employees, agents, contractors, sub-contractors or invitees;

(iii)
keeping the Premises and the Building clean and tidy and on completion of the Tenant's Fitting-Out Works removing therefrom all waste and debris to such location outside the Building as designated by the relevant authorities;

(iv)	disposing of all waste and debris immediately after the Tenant's Fitting-Out Works;

(v)	paying to the Landlord the fees for use of the electricity and water as provided in Clause 2.2(b) of this Schedule.

2.3	Refund of Fitting-Out Deposit

The cash deposit paid by the Tenant under Clause 2.2(c) of this Schedule will be refunded to the Tenant without interest within thirty (30) days from the date of completion of the Tenant's Fitting-Out Works to the satisfaction of the Landlord and submission of the "as-built" drawings referred to in Clause 2.11 of this Schedule subject to any proper deductions which the Landlord may make. If the cash deposit shall be insufficient to meet the Landlord's costs in the event of default by the Tenant in relation to any of the abovementioned events hereof, the Tenant shall within fourteen (14) days of demand pay the Landlord the difference between such additional costs and the cash deposit paid by the Tenant.

2.4	Design and Supervision of Mechanical and Electrical Works

The Tenant shall appoint the Landlord's mechanical and electrical consultants and engineers for the design and supervision of all mechanical and electrical works being part of the Tenant's Fitting-Out Works in respect of the Premises Provided Always that such consultants and engineers shall not in any way be deemed to be the agent or employee of the Landlord and the Landlord shall not in any way be liable nor responsible for any act, omission, default, misconduct or negligence of such consultants or engineers.

2.5	Sanitary and Plumbing Works, etc.

The Tenant's Fitting-Out Works relating to sanitary and plumbing works, electrical works, air-conditioning and mechanical ventilation works and fire protection works shall only be carried out by the Landlord's contractor under the supervision of the Landlord's Consultants but none of the Landlord's Consultants (or anyone or more of them) shall be deemed to be the agent or employee of the Landlord. Provided Always that with the written approval of the Landlord, the Tenant can engage their contractor to carry out works other than the aforesaid works to be carried out solely by the Landlord's contractor which said other works shall also be subject to the supervision of the Landlord's Consultants.

2.6	Costs

All costs incurred or to be incurred in respect of Clause 2 of this Schedule including but not limited to the costs chargeable by the Landlord's Consultants shall be borne solely by the Tenant. The Landlord shall furnish to the Tenant, an estimate of such costs, prior to appointment of the respective consultants Provided Always that such estimate of costs is subject to further changes and negotiations and is non-binding on the Landlord and/or the Landlord's Consultants.

Exhibit 10.1

2.7	Landlord's Access

For the avoidance of doubt, it is hereby declared that the Landlord, its servants and agents may at all times during the Fitting-Out Period enter the Premises with prior notice for any of the following purposes:

(a)	to ensure that works are carried out by the Tenant in accordance with the approved Fitting-Out Plans; and

(b)	for any other purpose which the Landlord shall deem fit.

2.8	Non-compliance with plans

The Tenant shall, immediately upon receiving written notice from the Landlord that any of the Tenant's Fitting-Out Works are not in accordance with the fitting-out plans approved by the Landlord, take all necessary steps to forthwith rectify the same at the Tenant's costs and expense.

2.9	Co-ordination

The Tenant, its contractors, agents and/or servants in carrying out the Tenant's Fitting-Out Works shall co-ordinate their activities with and comply with the instructions of the Landlord and/or the Landlord's Consultants, contractors, agents, employees and/or servants and shall be bound by the terms set by the Landlord and in particular shall observe the time schedule agreed to between the Landlord and the Tenant for the carrying out and completion of the Tenant's Fitting-Out Works. In relation to the various matters under this Clause, the Landlord shall act reasonably.

2.10	No hacking

The Tenant shall not, whether in the course of the Tenant's Fitting-Out Works or as an ancillary thereto or at any time for any purpose whatsoever, execute or permit to be executed any works involving the hacking of the structural columns, beams, and/or floors of the Premises or the Building.

2.11	"As-built" drawings

The Tenant shall, upon completion of the Tenant's Fitting-Out Works, submit to the Landlord "as- built" drawings and plans of the works carried out.

3.	USE AT TENANT'S RISK

The Tenant shall use the Premises and occupy the Premises during the Fitting-Out Period at the Tenant's sole risk and responsibility and shall indemnify and keep indemnified the Landlord fully from and against:

(a)	failure to obtain any of the Fitting-Out Consents;

(b)	breach, non-observance or non-performance of any terms, conditions or requirements of statute or the Fitting-Out Consents;

(c)
all claims demands actions suits proceedings orders damages costs losses and expenses of any nature whatsoever which the Landlord may suffer or incur in connection with loss of life personal injury and/or damage to property arising from or out of any occurrences in upon or at the Premises or the use of the Premises or any part thereof caused by the Tenant or by any of the Tenant's Occupiers; and

(d)	all loss and damage to the Premises and the Building or any part thereof and to all property therein caused directly or indirectly by the Tenant or the Tenant's Occupiers.

Exhibit 10.1

THE FIFTH SCHEDULE ABOVE REFERRED TO

The Landlord shall bear the cost and expenses relating to:

(a)
Subject to Clauses 5.11 and 5.42 above, preventive maintenance for Landlord’s building facilities covering the electrical system (including annual testing and renewal of electrical licence), ACMV system, fire protection system (excluding Tenant’s server room/data room, if any), plumbing & sanitary system, life system (including testing for renewal of lift certificate), dock leveler and automatic car-park barriers;

(b)	Landscaping works and pest control works for the external part of the Property only;

(c)	Facade painting, cleaning of curtain walling/cladding and 5-yearly structural inspection;

(d)
Replacement of building structure, building services and systems provided that the need to carry out such replacement is not caused by the act, omission or negligence of the Tenant, its servants, agents, contractors, invitees or permitted occupiers;

(e)	Re-roofing and replacement of waterproofing;

(f)	Re-surfacing of carpark;

(g)	Provision of office-hour air-conditioning (i.e. 8.00 a.m. to 6.00 p.m., from Mondays to Fridays and from 8.00 a.m. to 1.00 p.m. on Saturdays (Sundays and gazetted public holidays excluded);

(h)	Provision of 24-hour 7-day security guards (2 guards during day shift and 1 guard during night shift);

(i)	Daily cleaning of external common areas;

(j)	Daily refuse disposal;

(k)	Daily cleaning of internal common areas and toilets; and

(l)	The provision of a gym in the Building with usage fees (to be determined by the Landlord) being payable.

Exhibit 10.1

THE SIXTH SCHEDULE ABOVE REFERRED TO

RENT REVIEW

1.	Revision

(a)	The rent applicable as at the commencement of each of the First Option Term and the Second Option Term shall be revised and determined in accordance with the provisions of this Sixth Schedule.

(b)	In respect of the First Option Term:

(i)
the monthly rent (excluding service charge) payable for each month comprised in the first year of the First Option Term shall be the Prevailing Market Rent as at the commencement of the First Option Term, subject to a cap equivalent to 105% of the effective rent (excluding service charge) payable for the last month of the Term but in any case shall not be below the rent payable for the year immediately preceding; and

(ii)
subsequent thereto, the rent (excluding service charge) for each subsequent year comprised in the remaining period of the First Option Term shall be revised to a rent to be agreed between the Parties at the time of renewal of the First Option Term, which rent shall be subject to a yearly escalation not exceeding five per cent (5%) over the rent (excluding service charge) applicable to the year immediately preceding each such year but in any case shall not be below the rent payable for the year immediately preceding each such year.

(c)	In respect of the Second Option Term:

(i)
the monthly rent (excluding service charge) payable for each month comprised in the first year of the Second Option Term shall be the Prevailing Market Rent as at the commencement of the Second Option Term but in any case shall not be below the rent payable for the year immediately preceding; and

(ii)
subsequent thereto, the rent (excluding service charge) for each subsequent year comprised in the remaining period of the Second Option Term shall be revised to a rent to be agreed between the Parties at the time of renewal of the Second Option Term, which rent shall be subject to a yearly escalation not exceeding five per cent (5%) over the rent (excluding service charge) applicable to the year immediately preceding each such year but in any case shall not be below the rent payable for the year immediately preceding each such year.

(d)
The Service Charge applicable for each month comprised in the First Option Term and the Second Option Term shall be determined by the Landlord from time to time, acting reasonably and having regard to the rates of service charge applicable to comparable properties (if any).

2.	Agreement on Prevailing Market Rate

The Landlord and the Tenant shall endeavour to agree on the Prevailing Market Rent no later than the date ("Parties' Rent Review Date") falling six (6) months before the commencement of the First Option Term or the Second Option Term, as the case may be.

3.	Determination by Third Parties

If the Landlord and the Tenant fail to agree on the Prevailing Market Rent by the date stipulated in Paragraph 2 of this Schedule, the following provisions shall apply:

(a)	within fourteen (14) days after the date stipulated in Paragraph 2 of this Schedule, each of the Landlord and the Tenant shall at its own cost appoint any one of the following valuers:

(i)	Colliers International;

(ii)	Jones Lang LaSalle Property Consultants Pte Ltd;

(iii)	CB Richard Ellis (Pte) Ltd;

Exhibit 10.1

(iv)	DTZ Debenham Tie Leung (SEA) Pte Ltd; and

(v)	Knight Frank Pte Ltd,

to determine the Prevailing Market Rent and shall instruct the valuer so appointed by it (the "Appointed Valuer") to report in writing to both the parties hereto, no later than thirty (30) days (the "Appointed Valuer's Rent Review Date") after the Appointed Valuer’s appointment, the Appointed Valuer’s valuation of the Prevailing Market Rent. The valuer so appointed shall act as an expert and not an arbitrator;

(b)
if the variance between the two valuations obtained pursuant to the valuation carried out under Paragraph 3(a) does not exceed five per cent (5%) of the higher valuation obtained, the average of the two Appointed Valuers’ valuations made in accordance with paragraph 3(a) of this Schedule shall be the Prevailing Market Rent and be binding and conclusive on both the Landlord and the Tenant but if only one Appointed Valuer has been appointed or has reported in accordance with the said paragraph 3(a), the valuation of the Appointed Valuer so appointed and reporting shall be the Prevailing Market Rent and shall be conclusive and binding on the Landlord and the Tenant; and

(c)
if the variance between the two valuations obtained pursuant to the valuation carried out under Paragraph 3(a) of this Schedule exceeds five per cent (5%) of the higher valuation obtained, the Landlord and the Tenant shall within seven (7) days from the date of the later valuation report jointly appoint a third approved valuer (the "Approved Valuer") from the aforesaid list of Appointed Valuer or in the event that the Landlord and the Tenant cannot agree on the appointment of the Approved Valuer, such Approved Valuer as appointed by the President of the Institution of Surveyors and Valuers to whom the Parties shall refer, to report in writing to both parties hereto, the Approved Valuer’s valuation of the Prevailing Market Rent within twenty-one (21) days of his appointment (the "Approved Valuer's Rent Review Date"). Such Approved Valuer shall act as an expert and not an arbitrator and the Prevailing Market Rent shall in such case be derived by taking the average of the two valuations which are closest in value from the three valuation reports obtained pursuant to Paragraphs 3(b) and (c) herein, and such Prevailing Market Rent shall be binding on the Landlord and Tenant. The costs and expenses of the Approved Valuer shall be borne by the parties in equal shares.

(d)
For the avoidance of doubt, if the Prevailing Market Rent is not determined by the commencement date of the First Option Term or Second Option Term, as the case may be, the Tenant shall continue to pay the Rent then applicable to the Landlord until the Prevailing Market Rent has been determined. Upon determination of the Prevailing Market Rent, the rent, service charge and security deposit amount will be adjusted accordingly with effect from the Relevant Rent Review Date. If there is any underpayment, the shortfall must be paid by the Tenant to the Landlord, free of interest, within fourteen (14) days from the date of determination of the Prevailing Market Rent. If there is any overpayment, the excess will be paid by the Landlord to the Tenant, free of interest, within fourteen (14) days of the date of determination of the Prevailing Market Rent or (at the Landlord’s discretion) be applied by the Landlord towards the rent and service charge payable by the Tenant on the next Payment Date.

4.	Definitions

For the purpose of this Paragraph 4:

"Prevailing Market Rent" means the monthly unit rent (expressed in per square foot or per square metre) at which the Premises might reasonably be expected to be let in the open market on the Parties' Rent Review Date, the Appointed Valuer's Rent Review Date or the Approved Valuer's Rent Review Date, as the case may be.

ASSUMING

(a)	the letting is substantially on the same terms and conditions as those applicable to the First Option Term or the Second Option Term (as the case may be);

(b)	the Premises are available to let as a whole, with vacant possession, by a willing landlord to a willing tenant, without premium;

Exhibit 10.1

(c)
the Premises are ready, fit and available for immediate occupation and use and all fitting out and other tenant’s works required by the tenant have been completed immediately prior to the commencement of the First Option Term or Second Option Term, as the case may be;

(d)
the Landlord and the Tenant have complied with their respective obligations under this Agreement, the agreement relating to the First Option Term or the agreement relating to the Second Option Term, as the case may be, but without prejudice to any rights of the parties;

(e)	if the whole or any part of the Premises or the means of access or any services to them have been destroyed or damaged, they have been fully reinstated;

(f)	the rates of rent payable for single lettings of comparable premises in the vicinity of the Property;

(g)	the effective rent on a new single letting of space of similar size and condition to the Property with vacant possession; and

(h)	the Property being available only for the use as that set forth in this Agreement as may be supplemented, varied or amended from time to time.

BUT TAKING NO ACCOUNT OF

(I)	any goodwill attributable to the Premises by reason of any business of Kulicke & Soffa Pte. Ltd. carried on there;

(II)	any effect on rent of the fact that any tenant and any permitted occupier is or has been in occupation of the Premises;

(III)	the value of the fixtures and fittings of the Tenant and any permitted occupier; and

(IV)	any sublease or other sub-tenancy agreement, licence or occupational arrangement in respect of any part of the Property and any rental fees or money payable under any of them.

Exhibit 10.1

APPENDIX 1

FORM OF BANK GUARANTEE
(FOR THE SECURITY DEPOSIT AMOUNT)

Date    :    []

To    :    DBS TRUSTEE LIMITED AS TRUSTEE OF MAPLETREE INDUSTRIAL TRUST

("Landlord")

Dear Sirs

OUR BANK GUARANTEE NO: ___________________ FOR S$3.42 MILLION________________

1.    IN CONSIDERATION OF the Landlord agreeing to:

(a)
lease to KULICKE & SOFFA PTE. LTD. ("Tenant") the property known as [] ("Property"), on the terms and conditions of a lease agreement ("Agreement") dated [•] entered into between the Landlord and the Tenant; and

(b)	allow the Tenant to furnish a bank guarantee for the whole of the Deposit amount (as defined in the Agreement) required under the Agreement,

we [•] ("Guarantor"), irrevocably and unconditionally, agree, as a primary obligation ("guaranteed obligation"), to pay to the Landlord on demand in writing by the Landlord, any sum or sums demanded not exceeding in aggregate the sum of S$3.42 million ("Guaranteed Sum").

2.    Payment of the Guaranteed Sum shall be made by the Guarantor to the Landlord:

(a)	whether or not the Guarantor gives prior notice of the payment to the Tenant;

(b)	despite any dispute between the Landlord and the Tenant or any notice given to the Guarantor by the Tenant not to pay to the Landlord any sums payable under this Guarantee; and

(c)	irrespective of the performance or non-performance by the Tenant or the Landlord of the terms of the Agreement or any obligation under or in connection with the Agreement in any respect.

3.	The Guarantor's liability under this Guarantee is not affected or discharged in any way by:

(a)	any variation of the Agreement; or

(b)	any extension of time or other forbearance given by the Landlord to the Tenant; or

(c)	the insolvency, bankruptcy, winding up or judicial management (as may be the case) of the Tenant; or

(d)	any other circumstance, act or omission which (except for this provision) may operate to exonerate the Guarantor from that liability or affect that liability at law or in equity.

4.	It is expressly acknowledged and declared that partial and multiple drawings on this Guarantee are permitted.

5.	This Guarantee shall remain in full force and effect from [insert effective date] until [insert expiry date] ("Expiry Date").

6.	This Guarantee is governed by and will be construed in accordance with the laws of the Republic of Singapore.

Exhibit 10.1

7.
Any claim under this Guarantee must be made in writing not later than [Expiry Date]* [three (3) months after the Expiry Date]** and must be delivered personally or sent by prepaid registered post addressed to the Guarantor.

8.
In the event of any assignment by the Landlord of its rights and benefits under this Guarantee to any subsequent purchaser(s) of the Property, all references to "Landlord" in this Guarantee shall thenceforth mean and refer to any such assignee.

9.
A person who is not the Guarantor, a successor of the Guarantor, the Landlord or a successor or assign of the Landlord, has no right under the Contracts (Rights of Third Parties) Act (Chapter 53B of Singapore) to enforce any term of this Guarantee.

Yours faithfully
for (Bank issuing the Bank Guarantee)

___________________________                ___________________________
Date:                                Name of signatory(ies):
Designation:

* Applicable for all Years, except the final Year
** Applicable only for final Year

Exhibit 10.1

APPENDIX 2

KEY PARAMETERS

1.    The Certified Net Lettable Floor Area shall not be less than 95% of the Contracted NLA.

2.    Net Lettable Floor Area shall not be less than 81,267 sq feet (7,550 sq metres) at 3rd storey.
.

Exhibit 10.1

APPENDIX 3

PROHIBITED PARTIES

1.	For the purposes of this Agreement, Prohibited Parties refer to:

(a)	the parties listed in Part A;

(b)	the parties carrying out (i) manufacturing, (ii) manufacturing and sale, or (iii) manufacturing, , sale and maintenance, of such equipment described in Part B below; and

(c)
the parties carrying out (i) manufacturing, (ii) manufacturing and sale, or (iii) manufacturing, sale and maintenance, of such equipment described in Part C below, provided that the Tenant commences carrying out any of the following (viz: (i) manufacturing, (ii) manufacturing and sale, or (iii) manufacturing, sale and maintenance, of such equipment described in Part C) and has migrated the description of the equipment found under Part C to Part B pursuant to paragraph 2 (b) below ( each, entity under the foregoing paragraphs 1(b) and (c), a “Part B Entity”)

Provided Always that:

(a)
the Landlord’s obligations under Clause 9.18B1with respect to any Part B Entity taking a lease or licence of or other occupation rights (as the case may be) in respect of any part of the Building or any part of the Land shall be considered satisfied if

(i)
the Landlord includes a covenant in all the leases, licences or other document(s) (as the case may be) relating to such occupation rights in respect of any part of the Building or any part of the Land,that prohibit the tenant, licencee or occupant thereunder (as the case may be) from engaging in or undertaking the (I) manufacture, (II) manufacture and sale, or (III) manufacture, sale and maintenance, of the equipment listed in Part B. For the avoidance of doubt, where this covenant is included in the relevant lease, licence or other document(s) (as the case may be) relating to such occupation rights, theLandlord is not required to audit or conduct further due diligence into the relevant occupant’s activities; and

(ii)
In the event the Tenant notifies the Landlord that any of the tenant, licencee or occupant referred to in the foregoing paragraph (a)(i) of this proviso is in breach of the covenant, the Landlord must investigate and enforce the covenant against the relevant tenant, licencee or occupant, if applicable.

(b)
for the avoidance of doubt, (i) entities using but not manufacturing such equipment described in Part B and Part C for its business and carrying out the maintenance of such equipment either on its own or through a third party; (ii) entities that manufacture and supply parts for the manufacture of the equipment, and (iii) entities which either maintain or sell such equipment only, do not qualify as a Part B Entity.

subject to the rights of the Tenant to review and refresh the list in

(a)	Part A; and

(b)
the descriptions in Part B by a migration of the description previously found under Part C, to Part B consequent upon the Tenant carrying out (i) manufacturing, (ii) manufacturing and sale, or (iii) manufacturing, sale and maintenance, of such equipment described in Part C, from time to time in accordance with the provisions of this Appendix 3.

2.	The Tenant is entitled to review and refresh by notice in writing (each, a "Refresher Notice") to the Landlord :

(a)    the list of entities in Part A, so long as:

Exhibit 10.1

(i)	the total number of entities in the list in Part A does not exceed fifty; and

(ii)
any new entity introduced as part of the refresher exercise is in competition with the Tenant’s then current activities and operations, or is a related company (as defined under Section 6 of the Companies Act (Cap 50)) of such entity listed in Part A; and

(b)
the description of the equipment in Part B, by a migration of the description of the equipment previously found under Part C, to Part B consequent upon the Tenant carrying out (i) manufacturing, (ii) manufacturing and sale, or (iii) manufacturing, sale and maintenance, of such equipment described in Part C.

The refresher may be on an annual or a more frequent basis, as may be determined by the Tenant acting in good faith. Every notification issued by the Tenant for the purpose of refreshing the contents of Part A and/or Part B shall take effect thirty (30) Business Days from the date of service of the notice on the Landlord.

Exhibit 10.1

3.
In the event of a dispute as to whether an entity qualifies as a Prohibited Party under Clause 9.18B and Appendix 3 (the "Disputed Prohibited Party"), the Landlord’s undertaking under Clause 9.18B.1 shall apply to such Disputed Prohibited Party as if it were a Prohibited Party under this Agreement, until such a dispute has been resolved between the Parties.

Part A	S/No	Name as in ACRA
ASM	1	ASM ASSEMBLY SYSTEMS PTE. LTD.
	2	ASM ASSEMBLY SYSTEMS SINGAPORE PTE. LTD.
	3	ASM TECHNOLOGY R&D CENTER SINGAPORE PTE. LTD.
	4	ASM TECHNOLOGY SINGAPORE PTE LTD
	5	ASM WAFER PROCESS EQUIPMENT SINGAPORE PTE LTD
	6	ASM FRONT-END MANUFACTURING SINGAPORE PTE. LTD.
BE Semiconductor Industries N.V	7	BESI SINGAPORE PTE. LTD.
	8	Fico Sales & Service Pte. Ltd.
	9	Meco Equipment Engineers (Far East) Pte. Ltd.
	10	Esec (Singapore) Pte. Ltd.
DISCO Corporation	11	DISCO HI-TEC (SINGAPORE) PTE LTD
EVG	12	Linkfab Technologies Pte Ltd.
F & K Delvotec	13	F & K DELVOTEC BONDTECHNIK GMBH & CO. KG
Hitachi High-Technologies Corp	14	HITACHI HIGH-TECHNOLOGIES (SINGAPORE) PTE. LTD.
Paloma Technologies	15	PALOMAR TECHNOLOGIES (SE ASIA) PTE. LTD.
Panasonic Factory Solutions Co Ltd	16	PANASONIC FACTORY SOLUTIONS ASIA PACIFIC
	17	PANASONIC FACTORY SOLUTIONS ASIA PACIFIC PTE. LTD.
Shinkawa Ltd	18	SHINKAWA SINGAPORE PTE LTD
Small Precision tools	19	SPT ASIA PTE LTD
Suss Microtec	20	SUSS MICROTEC (SINGAPORE) PTE. LTD.
	21	ZMC TECHNOLOGIES (SINGAPORE) PTE. LTD.
	22	ZMC TECHNOLOGIES PTE LTD
Toray Engineering Co Ltd	23	TORAY ASIA PTE. LTD.
	24	TORAY INTERNATIONAL SINGAPORE PTE. LTD.
West Bond Inc	25	DYMEK ASIA (S) PTE LTD

Part A	S/No	Name not in ACRA yet
Canon Machinery Inc	26	Canon Machinery Inc
DIAS Automation	27	DIAS Automation
Hesse & Knipps	28	Hesse & Knipps
Kaijo Corp	29	Kaijo Corp
Muehlbauer Holding AG & Co. KGaA	30	Muehlbauer Holding AG & Co. KGaA
PECO Co., Ltd	31	PECO Co., Ltd
Shibaura Mechatronics Corp	32	Shibaura Mechatronics Corp
Ultrasonic Engineering Co., Ltd	33	Ultrasonic Engineering Co., Ltd

Exhibit 10.1

S/No	Part B
1	Wire Bonding Equipment
2	Die Attach equipment
3	Stud bumper
4	Bonding tools
5	Dicing blades
6
7

S/No	Part C
1	Wafer and Die Inspection Equipment
2	Assembly Inspection Equipment
3	Flip Chip Equipment
4	Molding & Sealing Equipment
5	Wafer Level Packaging Equipment
6	Vision inspection & imaging Systems
7	Laser based micromachining Equipment
8	Laser based Semiconductor, LED and PV manufacturing Equipment
9	Temporary Bonding and De-bonding Systems
10	Wafer Bonding Equipment
11	Metrology Equipment and Systems
12	Yield Enhancements Tools
13
14
15
16

Exhibit 10.1

APPENDIX 4

Exhibit 10.1

APPENDIX 5

Exhibit 10.1

APPENDIX 6

Exhibit 10.1

APPENDIX 7

Exhibit 10.1

Exhibit 10.1

Exhibit 10.1

APPENDIX 8
PLANS SHOWING RESERVED PREMISES 1
AND RESERVED PREMISES 2

Exhibit 10.1

Exhibit 10.1

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

THE LANDLORD

SIGNED by                        )
for and on behalf of                     )
DBS TRUSTEE LIMITED                 )
AS TRUSTEE OF MAPLETREE INDUSTRIAL TRUST    )
in the presence of:                    )

_______________________________________
Witness’ signature
Name:

THE TENANT

SIGNED by                         )
for and on behalf of                    )
KULICKE & SOFFA PTE. LTD.                )
in the presence of:                    )

_______________________________________
Witness’ signature
Name: